Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

AGREEMENT AND PLAN OF MERGER

among:
CEPHALON, INC.,
a Delaware corporation;

C2011MERGER SUB, INC.,
a Delaware corporation;

GEMIN X PHARMACEUTICALS, INC.,
a Delaware corporation;

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC
as the Stockholders’ Representative

Dated as of March 20, 2011

i

3.2	Authority; Binding Nature of Agreement	41
3.3	Merger Sub	41
3.4	No Authorizations	41
3.5	Litigation	42
3.6	Adequacy of Funds	42
3.7	No Brokers	42

SECTION 4.	COVENANTS AND AGREEMENTS	42
4.1	Conduct of Business of the Company	42
4.2	Access to Information	45
4.3	Public Disclosure	45
4.4	Consents; Regulatory Approval; Further Assurances	45
4.5	Indemnification of Officers and Directors of the Company	46
4.6	Employee Benefits Arrangements	48
4.7	No Solicitation	49
4.8	Company Stockholder Consents	50
4.9	Escrow Agreement	51
4.10	Payoff Letters	51
4.11	Termination of the Investor Rights Agreement and the Shareholder Agreement	51
4.12	Bonus Plan	51
4.13	Delivery of Monthly Financial Statements	52
4.14	Confidentiality	52
4.15	Transaction Costs; Allocation Schedule	52
4.16	Data Room	52
4.17	Allocation of Certain Items for Purposes of Consolidated Return Rules	52
4.18	Redomestication of Canadian Subsidiary	52

SECTION 5.	CONDITIONS TO THE MERGER	53
5.1	Conditions to Each Party’s Obligation to Effect the Merger	53
5.2	Conditions to Obligations of Parent and Merger Sub	53
5.3	Conditions to Obligation of the Company	55
5.4	Frustration of Closing Conditions	56

SECTION 6.	TERMINATION	56
6.1	Termination	56
6.2	Effect of Termination	57

SECTION 7.	INDEMNIFICATION, ETC.	57
7.1	Expiration of Representations, Etc.	57
7.2	Indemnification	58
7.3	Limitations on Liability	59
7.4	Defense of Third Party Claims	60
7.5	Subrogation; Mitigation	61
7.6	Indemnification Claims	62
7.7	Release of Escrow Funds	63
7.8	Exercise of Remedies Other Than by Parent	64

ii

SECTION 8.	MISCELLANEOUS PROVISIONS	64
8.1	Stockholders’ Representative	64
8.2	Expenses	67
8.3	Exclusive Representations and Warranties	67
8.4	Waiver; Amendment	67
8.5	Entire Agreement; Counterparts; Exchanges by Facsimile	68
8.6	Applicable Law; Dispute Resolution	68
8.7	Assignability; Third Party Rights	68
8.8	Disclosure Schedule	69
8.9	Notices	69
8.10	Severability	71
8.11	Construction	71
8.12	Additional Agreement	71

EXHIBITS

Exhibit A	-	Certain Definitions

Exhibit B		Obatoclax Compound

SCHEDULES

Schedule A	-	Allocation Schedule

iii

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 20, 2011, by and among: CEPHALON, INC., a Delaware corporation (“Parent”); C2011MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); GEMIN X PHARMACEUTICALS, INC., a Delaware corporation (the “Company”); and, solely in its capacity as the representative of the Escrow Participants with respect to Sections 1, 7 and 8, SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as the Stockholders’ Representative.  Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A.            Parent has offered to acquire all of the capital stock of the Company and, further to such offer, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the DGCL (the “Merger”).  Upon the consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned Subsidiary of Parent.

B.            The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger and the other transactions contemplated by this Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.         DESCRIPTION OF TRANSACTION.

1.1          Merger of Merger Sub into the Company.

(a)           Upon the terms and subject to the provisions set forth in this Agreement, at the Effective Time (as defined in Section 1.2(b)), Merger Sub shall be merged with and into the Company.  By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

(b)           The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. The certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the certificate of incorporation of Merger Sub and the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who were directors and officers of Merger Sub immediately prior to the Effective Time.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

1.2          Closing; Effective Time.

(a)           The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place as soon as practicable, but no later than two (2) business days after the satisfaction or waiver of the last of the conditions set forth in Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto.  The date on which the Closing is held is herein referred to as the “Closing Date.” The Closing will be held at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, unless another place is agreed to in writing by the parties hereto.

(b)           Subject to the terms of this Agreement, on the Closing Date, a certificate of merger satisfying the applicable requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware.  The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.3          Consideration.

(a)           The following definitions are used in this Section 1.3 and elsewhere in this Agreement:

(i)            Merger Consideration.  “Merger Consideration” is equal to the aggregate of (a) all Class A Common Merger Consideration, Class B Common Merger Consideration, Class B-1 Common Merger Consideration, Series A Preferred Merger Consideration, Series B Preferred Merger Consideration, Series C Preferred Merger Consideration, Series D Preferred Merger Consideration and Series E Preferred Merger Consideration to be paid pursuant to this Section 1.3, and the Option Consideration and Warrant Consideration to be paid pursuant to Section 1.4 and (b) the Bonus Plan Amounts.

(ii)           Merger Price Per Share.  “Merger Price Per Share” is equal to the result of (A) the Closing Date Residual Consideration divided by (B) the aggregate number of Effective Time Shares.

(iii)         Class A Common Merger Consideration.  “Class A Common Merger Consideration” for each share of the Company’s Class A Common Stock is equal to (A) an amount in cash equal to the Merger Price Per Share; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (D) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and when such payments are required to be made pursuant to Section 1.9.

(iv)          Class B Common Merger Consideration.  “Class B Common Merger Consideration” for each share of the Company’s Class B Common Stock is equal to (A)

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

an amount in cash equal to CA$2.24; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to (1) the Merger Price Per Share multiplied by (2) 5.187097; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share multiplied by 5.187097, as and when such payments are required to be made pursuant to Section 1.9.

(v)            Class B-1 Common Merger Consideration.  “Class B-1 Common Merger Consideration” for each share of the Company’s Class B-1 Common Stock is equal to (A) an amount in cash equal to CA$2.24; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to the Merger Price Per Share; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and when such payments are required to be made pursuant to Section 1.9.

(vi)          Series A Preferred Merger Consideration.  “Series A Preferred Merger Consideration” for each share of the Company’s Series A Preferred Stock is equal to (A) an amount in cash equal to $15.075; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to (1) the Merger Price Per Share multiplied by (2) 5.187097; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share multiplied by 5.187097, as and when such payments are required to be made pursuant to Section 1.9.

(vii)         Series B Preferred Merger Consideration.  “Series B Preferred Merger Consideration” for each share of the Company’s Series B Preferred Stock is equal to (A) an amount in cash equal to $35.175; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to (1) the Merger Price Per Share multiplied by (2) 5.187097; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share multiplied by 5.187097, as and when such payments are required to be made pursuant to Section 1.9.

(viii)        Series C Preferred Merger Consideration.  “Series C Preferred Merger Consideration” for each share of the Company’s Series C Preferred Stock is equal to (A) an amount in cash equal to $70.35; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to (1) the Merger Price Per Share multiplied by (2)

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

33.5; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share multiplied by 33.5, as and when such payments are required to be made pursuant to Section 1.9.

(ix)          Series D Preferred Merger Consideration.  “Series D Preferred Merger Consideration” for each share of the Company’s Series D Preferred Stock is equal to (A) an amount in cash equal to $4.80; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to the Merger Price Per Share; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and when such payments are required to be made pursuant to Section 1.9.

(x)           Series E Preferred Merger Consideration.  “Series E Preferred Merger Consideration” for each share of the Company’s Series E Preferred Stock is equal to (A) an amount in cash equal to $2.40; plus (B) declared or accumulated but unpaid dividends on such share; plus (C) an amount in cash equal to the Merger Price Per Share; plus (D) any amounts to be distributed pursuant to the Net Cash adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such share to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (E) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and when such payments are required to be made pursuant to Section 1.9.

(b)           At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)            except as provided in clauses “(ix)” and “(x)” below, each share of the Company’s Class A Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Class A Common Merger Consideration;

(ii)           to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Series A Preferred Merger Consideration;

(iii)         to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Series B Preferred Merger Consideration;

(iv)          to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Series C Preferred Stock

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

outstanding immediately prior to the Effective Time shall be converted into the right to receive the Series C Preferred Merger Consideration;

(v)            to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Series D Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Series D Preferred Merger Consideration;

(vi)          to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Series E Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Series E Preferred Merger Consideration;

(vii)         to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Class B Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Class B Common Merger Consideration;

(viii)        to the extent not converted into the Company’s Class A Common Stock prior to the Effective Time, each share of the Company’s Class B-1 Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Class B-1 Common Merger Consideration;

(ix)          each share of the common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation; and

(x)           each share of Company Capital Stock that is owned by the Company as treasury stock, and each share of Company Capital Stock owned by Parent or Merger Sub or any other wholly owned Subsidiary of Parent, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)           At the Closing, Parent will deliver a sum of Thirty Million United States Dollars (US$30,000,000) (such amount, the “Escrow Amount”) to the Escrow Fund (as defined in Section 1.7(a)) to be held in accordance with the terms and conditions of this Agreement and the Escrow Agreement (as defined in Section 1.7(a)).  Of the Escrow Amount, (i) for each Effective Time Share outstanding as of immediately prior to the Effective Time, an amount equal to the Residual Escrow Amount divided by aggregate number of Effective Time Shares shall be deemed to be a contribution to the Escrow Fund with respect to each such Effective Time Share, and (ii) for each Bonus Plan Participant, an amount equal to such Bonus Plan Participant’s allocable portion of the Bonus Plan Escrow Amount shall be deemed to be a contribution to the Escrow Fund, in each case as provided in the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m).

(d)           Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate merger consideration payable at Closing by Parent, Merger Sub or the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Surviving Corporation to the holders of Company Capital Stock, Company Options and Company Warrants (“Company Holders”) and Bonus Plan Participants in connection with the Merger, including the Escrow Amount and the Administrative Expense Amount, exceed the Closing Date Merger Consideration.  If any Company Warrant or IQ Option outstanding as of the date of this Agreement is validly exercised prior to the Effective Time and the holder of such Company Warrant or IQ Option is entitled to receive Merger Consideration pursuant to Section 1.3 for the shares of Company Capital Stock issued upon such exercise, then the payment of such Merger Consideration with respect to such shares may be made net of the applicable exercise price for such Company Warrant or IQ Option if the holder had not provided payment of the exercise price to the Company as of immediately prior to the Effective Time.

(e)           Net Cash Adjustment.

(i)            The Closing Date Merger Consideration shall be adjusted by the amount of Estimated Closing Date Net Cash (it being understood that if such amount is a positive number, such amount shall be added and if such amount is a negative number, such amount shall be subtracted) (the amount of such increase or decrease, the “Net Cash Adjustment”).  Estimated Closing Date Net Cash and Closing Date Net Cash shall be determined as follows:

(1)           Within ten (10) business days prior to the estimated Closing Date, such date to be mutually agreed upon by the parties (the “Estimated Closing Date”), the Company shall deliver to Parent a statement (the “Estimated Closing Date Net Cash Statement”) that sets forth the Company’s estimate of Net Cash as of the Estimated Closing Date (the “Estimated Closing Date Net Cash”).  The Estimated Closing Date Net Cash Statement shall be accompanied by (1) relevant backup materials and schedules, in detail reasonably acceptable to the Parent and (2) copies of all accounting workpapers relevant to the preparation of the Estimated Closing Date Net Cash Statement.  In the event that Parent contests the Estimated Closing Date Net Cash Statement, then the parties shall use good faith efforts to resolve the dispute and if such dispute is not resolved within three (3) days of Parent giving the Company notice of such dispute, the such dispute shall be settled by Senior Executives at each of Parent and the Company.

(2)           As soon as practicable, but in no event later than sixty (60) calendar days after the Closing Date, Parent shall cause the Surviving Corporation to prepare and deliver to the Stockholders’ Representative a statement (the “Parent’s Closing Date Net Cash Statement”) that sets forth Parent’s calculation of the Net Cash as of the Closing Date (“Parent’s Closing Date Net Cash”).

(3)           For a period of thirty (30) days after the Surviving Corporation delivers the Parent’s Closing Date Net Cash Statement to the Stockholders’ Representative, (i) the Stockholders’ Representative and its advisors or agents shall be given reasonable access (including electronic access, to the extent available) to the books, records and other data of the Surviving Corporation necessary for the purpose of reviewing the Parent’s Closing Date Net Cash Statement and reasonable access to the personnel of Parent and the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Surviving Corporation to consult as to the procedures and determinations made by the Surviving Corporation in the Parent’s Closing Date Net Cash Statement and (ii) the Stockholders’ Representative shall have the right to contest the Parent’s Closing Date Net Cash Statement by written notice to Parent setting forth in reasonable detail the Stockholders’ Representative’s objections to the Parent’s Closing Date Net Cash Statement and such written notice shall be accompanied by a statement (the “Stockholders’ Representative’s Closing Date Net Cash Statement”) that sets forth the Stockholders’ Representative’s calculation of the Net Cash as of the Closing Date (the “Stockholders’ Representative’s Closing Date Net Cash”).  In the event that the Stockholders’ Representative does not contest the Parent’s Closing Date Net Cash Statement within thirty (30) days of receiving the Parent’s Closing Date Net Cash Statement, the Parent’s Closing Date Net Cash Statement shall be final and binding on Parent, the Surviving Corporation and the Stockholders’ Representative and Closing Date Net Cash shall be the number set forth in Parent’s Closing Date Net Cash Statement.  In the event that the Stockholders’ Representative contests the Parent’s Closing Date Net Cash Statement, then the parties shall use good faith efforts to resolve the dispute within fifteen (15) days of the Stockholders’ Representative’s notice of contest, but failing such resolution, (i) the Surviving Corporation and the Stockholders’ Representative shall engage the New York, New York office of a nationally-recognized financial accounting firm to be selected by mutual agreement of Parent and the Stockholders’ Representative and with whom none of Parent, Surviving Corporation, Company or any of their respective Affiliates has had any material personal or professional relationship during the three year period prior to such selection (the “Price Adjustment Accountant”), and (ii) the Price Adjustment Accountant shall review the Parent’s Closing Date Net Cash Statement and the Stockholders’ Representative’s Closing Date Net Cash Statement, and shall make its own determination of the Net Cash as of the Closing Date (the “Price Adjustment Accountant’s Closing Date Net Cash”), which determination shall be final and binding on Parent, the Surviving Corporation and the Stockholders’ Representative.  The Price Adjustment Accountant shall be instructed to provide the Price Adjustment Accountant’s Closing Date Net Cash by delivering to Parent and the Stockholders’ Representative, within thirty (30) days of the date the Price Adjustment Accountant was engaged, a statement (the “Price Adjustment Accountant’s Closing Date Net Cash Statement”) that sets forth the Price Adjustment Accountant’s Closing Date Net Cash.  For purposes of this Agreement, the term “Closing Date Net Cash” shall mean either (i) the Net Cash as set forth on Parent’s Closing Date Net Cash Statement if not contested by the Stockholders’ Representative or (ii) if Parent’s Closing Date Net Cash Statement is contested by the Stockholders’ Representative, the Net Cash as set forth on the Price Adjustment Accountant’s Closing Date Net Cash Statement.

(ii)           If the Closing Date Net Cash is less than the Estimated Closing Date Net Cash (a “Net Cash Shortfall”), then Parent shall be entitled to receive an amount equal to the Net Cash Shortfall from the Escrow Fund (and, to the extent the Escrow Fund is insufficient, shall be offset against Milestone Payments as provided in Section 1.9(e)).

(iii)         If the Closing Date Net Cash is greater than the Estimated Closing Date Net Cash, (a “Net Cash Surplus”), then Parent shall (A) cause to be paid to the Bonus Plan Participants, in accordance with the terms of the Bonus Plan and in a manner consistent with the methodology set forth in the final Allocation Schedule delivered by the Company pursuant to

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Section 5.2(m), the portion of the Net Cash Surplus that would have been paid under the Bonus Plan had the Estimated Closing Date Net Cash been equal to the Closing Date Net Cash, and (B) pay, or cause to be paid, for distribution as additional consideration to the holders of Effective Time Shares the remaining amount of the Net Cash Surplus, and the Paying Agent or an Acquired Corporation or the Parent, through its payroll, as the case may be, shall deliver or cause to be delivered to each such holder, for each Effective Time Share held by such holder immediately prior to the Effective Time, a check or wire transfer in an amount equal to such remaining amount of the Net Cash Surplus divided by the aggregate number of Effective Time Shares.  Amounts payable pursuant to clause “(B)” of the preceding sentence shall be paid (1) through an Acquired Corporation or the Parent’s payroll with respect to Effective Time Shares subject to Company Options held by employees of the Acquired Corporations and (2) by the Paying Agent with respect to all other Effective Time Shares.

1.4          Treatment of Company Options and Company Warrants.

(a)           Subject to Section 1.5, at the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time shall hereby be canceled at the Effective Time and converted into the right to receive, with respect to each vested share of Company Common Stock subject to such Company Option (including any share that becomes vested as of immediately prior to the Effective Time as a result of the transactions contemplated by this Agreement): (i) an amount in cash equal to (1) the Merger Price Per Share, minus (2) the exercise price per share of Company Common Stock subject to such Company Option, payable as provided in Section 1.7; plus (ii) any amounts to be distributed pursuant to the Net Cash Adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such shares to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (iii) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and if such payments are required to be made pursuant to Section 1.9 (it being understood that, if the per share exercise price payable in respect of such Company Option equals or exceeds the sum of (i) through (iii), the amount payable hereunder shall be zero for such Company Option) (collectively, the “Option Consideration”).  At the Effective Time, each Company Option or portion thereof that is outstanding and unexercised immediately prior to the Effective Time and that is unvested or that has a per share exercise price equal to or greater than the sum of clauses (i) through (iii) of the prior sentence shall be cancelled at the Effective Time and the holder thereof shall be entitled to receive no consideration therefor.  The installment payments received by a holder of a Company Option under this Section 1.4(a) are intended to be separate “payments” for purposes of Section 409A of the Code and the guidance and regulations thereunder (“Section 409A”).  Prior to the Effective Time, the Company shall take all actions that may be reasonably necessary (under the Company Stock Plan or otherwise) to effectuate the provisions of this Section 1.4(a) and to ensure that, from and after the Effective Time, each holder of a Company Option that was outstanding immediately prior to the Effective Time and that was cancelled as provided in this Section 1.4(a) shall cease to have any rights with respect thereto, except the right to receive the consideration specified in this Section 1.4(a) without interest.  In addition, following the date of this Agreement, the Company shall prepare and deliver to each holder of a Company Option a notice as contemplated by Section 11.2 of the Company Stock Plan.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(b)           At the Effective Time, each Company Warrant to purchase shares of the Company’s Class A Common Stock shall hereby be canceled and shall entitle the holder thereof to receive, with respect to each share of the Company’s Class A Common Stock subject to such Company Warrant: (i) an amount in cash equal to (1) the Merger Price Per Share minus (2) the exercise price per share of the Company’s Class A Common Stock subject to such Company Warrant, payable as provided in Section 1.7; plus (ii) any amounts to be distributed pursuant to the Net Cash Adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such shares to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (iii) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and if such payments are required to be made pursuant to Section 1.9 (it being understood that, if the exercise price payable in respect of such Company Warrant equals or exceeds the sum of (i) through (iii), the amount payable hereunder shall be zero for such Company Warrant) (collectively, the “Common Warrant Consideration”).  At the Effective Time, each Company Warrant to purchase shares of the Company’s Series E Preferred Stock shall hereby be canceled and shall entitle the holder thereof to receive, with respect to each share of the Company’s Series E Preferred Stock subject to such Company Warrant: (i) an amount in cash equal to (1) $2.40 plus (2) declared or accumulated but unpaid dividends on such share plus (3) the Merger Price Per Share minus (4) the exercise price per share of the Company’s Series E Preferred Stock subject to such Company Warrant, payable as provided in Section 1.7; plus (ii) any amounts to be distributed pursuant to the Net Cash Adjustment set forth in Section 1.3(e) and from the Escrow Fund and the Administrative Expense Account with respect to such shares to the former holder thereof in accordance with the terms of Section 7.7 and Section 8.1(b) and the Escrow Agreement; plus (iii) an amount in cash equal to the Contingent Equity Consideration Price Per Share, as and if such payments are required to be made pursuant to Section 1.9 (it being understood that, if the exercise price payable in respect of such Company Warrant equals or exceeds the sum of (i) through (iii), the amount payable hereunder shall be zero for such Company Warrant) (the “Preferred Warrant Consideration” and collectively with the Common Warrant Consideration, the “Warrant Consideration”).  The amount payable pursuant to this Section 1.4(b) shall be paid promptly after the Effective Time.

1.5          Withholding.  Each of Parent, the Surviving Corporation, the Paying Agent and the Escrow Agent, without duplication, shall be entitled to withhold from any cash consideration payable pursuant to this Agreement to any holder or former holder of Company Capital Stock, Company Warrants,  Company Options and Bonus Plan Participant such amounts as Parent or the Surviving Corporation are required to withhold from such consideration under the Code or any provision of foreign, state or local tax Law (including, for purposes of illustration and not of limitation, any provision of the federal and provincial laws of Canada).  At least five (5) days before the Closing Date, the Company shall provide to Parent all information reasonably requested by Parent which is reasonably necessary to permit Parent to determine the amounts, if any, required to be withheld with respect to withholding of employee Taxes.  Parent shall take all action that may be necessary to ensure that any such amounts are timely withheld and promptly and properly remitted to the appropriate Governmental Authority.  The Company will be solely responsible for paying the employer’s share of employment taxes arising in connection with the exercise of Company Options or cash payments in respect of Company Options and the Bonus

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Plan, it being understood that the amount of such taxes shall not be deemed to be or included in the calculation of Third Party Debt or otherwise result in any reduction of the Merger Consideration.

1.6          Appraisal Rights.

(a)           Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Capital Stock that, as of immediately prior to the Effective Time, are held by holders who have as of such time preserved appraisal rights under Section 262 of the DGCL (“Dissenting Shares”) with respect to such shares shall not be converted into or represent the right to receive the consideration specified in Section 1.3, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders pursuant to Section 262 of the DGCL and Parent shall pay any consideration required to be paid to such holders of Dissenting Shares; provided, however, that if such appraisal rights shall not be perfected or the holders of such shares shall otherwise lose their appraisal rights with respect to such shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such rights, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of such holder’s stock certificate(s) that immediately prior to the Effective Time represented shares of Company Capital Stock (each such certificate, a “Certificate”) in accordance with Section 1.7) the consideration specified in Section 1.3.

(b)           The Company shall give Parent: (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Capital Stock pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument.  The Company shall not make any payment or settlement offer with respect to any such demand, notice or instrument, without the prior written consent of Parent.

1.7          Surrender of Certificates; Payment.

(a)           Paying Agent; Escrow Agent.  Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for payment of the applicable Merger Consideration upon surrender of the Certificates, delivery of letters of transmittal, or delivery or a release of claims in the case of the Bonus Plan Participants, as applicable.  Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the Closing Date Merger Consideration, minus the Escrow Amount, the Administrative Expense Amount and the Bonus Plan Amounts payable at Closing, payable pursuant to Section 1.3 and Section 1.4 upon surrender of Certificates and cancellation of Company Options and Company Warrants and delivery of letters of transmittal or releases of claims, as applicable.  Such funds provided to the Paying Agent are referred to herein as the “Payment Fund.”  Prior to the Effective Time, Parent shall deposit with Deutsche Bank Trust Company Americas (or such other institution jointly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

designated by Parent and the Stockholders’ Representative) as escrow agent (the “Escrow Agent”) the Escrow Amount to be held by the Escrow Agent (such fund, including earnings thereon, the “Escrow Fund”) pursuant to an escrow agreement in a form to be agreed by Company, Parent, the Stockholders’ Representative and the Escrow Agent and consistent with this Agreement (the “Escrow Agreement”) and the Administrative Expense Amount.  The Escrow Fund and the Administrative Expense Account: (A) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement; (B) shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any Person; and (C) shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement.

(b)           Payment Procedures.  Prior to the Closing, Parent and the Company shall agree on the form of: (A) letter of transmittal; and (B) instructions for use in effecting the surrender of the Certificates with respect to each share of Company Capital Stock and each Company Warrant evidenced by such Certificate, in exchange for the right to receive the applicable Merger Consideration.  Promptly (and in any event within one business day) after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate such letter of transmittal and  instructions for use in effecting the surrender of the Certificates.  Separately, the Company shall provide such notices as required under the Company Stock Plan and other relevant materials to holders of Company Options, and may also provide letter of transmittal, instructions and other relevant materials to holders of record of the Certificates directly.  Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration with respect to each share of Company Capital Stock and each Company Warrant evidenced by such Certificate, and any Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of shares of Company Capital Stock or Company Warrant that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer and other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.  Until surrendered as contemplated by this Section 1.7(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to each share of Company Capital Stock or Company Warrant evidenced by such Certificate.  If a Certificate is properly surrendered to the Paying Agent not later than two (2) business days prior to the Closing Date, then Parent shall cause the applicable Merger Consideration to be paid by the Paying Agent in immediately available funds payable to the holder of such Certificate at the Closing.  If a Certificate is properly surrendered to the Paying Agent following the Closing, then Parent shall cause the applicable Merger Consideration to be paid by the Paying Agent in immediately available funds within two (2) business days after such surrender.  A holder of a Company Option that was outstanding immediately prior to the Closing and canceled as

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

provided in Section 1.4(a) hereof, as applicable, shall be entitled to receive in exchange therefor the applicable Option Consideration payable in respect thereof.  Parent shall cause to be paid through an Acquired Corporation’s payroll agent within two (2) business days following the Closing the portion of the Option Consideration which becomes payable at Closing.

(c)           Transfer Books; No Further Ownership Rights in Company Stock.  At the Effective Time: (i) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of Certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the applicable Merger Consideration with respect to each share of Company Capital Stock evidenced by such Certificate upon surrender thereof in accordance with Section 1.7(a); and (ii) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time.

(d)           Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay the applicable Merger Consideration to such Person in exchange for each share of Company Capital Stock evidenced by such lost, stolen or destroyed Certificate.

(e)           Termination of Payment Fund.  Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of the Certificates one year after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation upon demand.  Any former holders of Certificates who have not theretofore complied with this Section 1.7 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration payable with respect thereto.

(f)            No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any Person for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

1.8          Further Action.  If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be reasonably necessary or desirable to vest the Surviving Corporation with full right, title and possession of and to all rights, privileges, powers, franchises, assets and property of Merger Sub and the Acquired Corporations, or otherwise carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Acquired Corporations and otherwise) to take such action.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

1.9          Milestone Payments.

(a)           Certain Definitions.  For purposes of this Section 1.9 and this Agreement:

(i)            “Combination Product” shall mean any pharmaceutical composition which comprises the Compound and at least one other active ingredient (whether combined in a single formulation or package, as applicable, or formulated or packaged separately but sold together for a single price).

(ii)           “Compound” shall mean obatoclax (chemically defined as 2-(2-((3,5-dimethyl-1H-pyrrol-2-yl)methylene)-3-methoxy-2H-pyrrol-5-yl)-1H-indole, also known as, 1H-Indole, 2-[2-[(3, 5-dimethyl-1H-pyrrol-2-yl)methylene]-3-methoxy-2H-pyrrol-5-yl]), and its salts, and their hydrates, hemihydrates, metabolites, pro-drugs, esters, conformers, rotamers, derivatives and analogues and, if applicable, any isomers or racemates thereof, including, but not limited to the compound shown in Exhibit B.

(iii)         “EMA” shall mean the European Medicines Agency.

(iv)          “FDA” shall mean the U.S. Food and Drug Administration.

(v)            “Initiate” (including any variations thereof, such as “Initiates” and “Initiated”) shall mean, with respect to a clinical trial, the first dosing of a subject in such clinical trial in accordance with the protocol therefor.

(vi)          “MAA” shall mean a marketing authorization application filed with the EMA.

(vii)         “Milestone Target Date” shall mean (1) in the case of the Milestone Events set forth in subsections (i) and (ii) of Section 1.9(b) below, **** and (2) in the case of the Milestone Events set forth in subsections (iii), (iv) and (v) of Section 1.9(b) below, ****.

(viii)        “NDA” shall mean a New Drug Application filed with the FDA.

(ix)          “Net Sales” for any given calendar year period shall mean the gross aggregate amount invoiced on account of sales of all Products, including as part of a Combination Product, anywhere in the world, by Parent and its Affiliates, licensees and distributors to a third party, less the following reductions directly relating to such sales of the Product:

(1)           trade and quantity discounts or rebates, price reductions, coupons, vouchers and co-pay assistance reimbursements given in the ordinary course of business which are not already reflected in the amount invoiced, and provided, further, that the level of discount allowed hereunder shall be limited only to such level given on the Product

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

when sold on a stand-alone basis and not on a bundled basis with other products of the Parent or its Affiliates;

(2)           any adjustments or allowances on account of price adjustments, billing errors, rejected goods, damaged goods and returns;

(3)           credits, volume rebates, charge-back and prime vendor rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations, which are not already reflected in the amount invoiced;

(4)           any Tax associated with the sales of goods, including but not limited to VAT, sales Tax, tariff, customs duty, excise or other duty or other governmental charge (other than a Tax on income) levied on the sale, transportation or delivery of the Product and borne by the seller thereof, itemized on the applicable invoice and remitted to the applicable taxing authority;

(5)           payments or rebates paid in connection with sales of the Product to any governmental or regulatory authority in respect of any state or federal Medicare, Medicaid or similar programs, or other managed care programs, which are not already reflected in the amount invoiced; and

(6)           any invoiced charge for freight, postage, handling, shipping, insurance or other transportation costs charged to the customer whether invoiced separately or included within the selling price;

provided that, in any event deductions may only be made under (1) through (6) to the extent they are truly, fairly and equitably allocated to the Net Sales of the Product so that such sales do not bear a disproportionate portion of such deductions. For purposes of this definition, Product shall be considered “sold” and “reductions” allowed when recorded as invoiced in Parent’s or its Affiliates’, licensee’s or distributor’s financial statements prepared in accordance with GAAP.  Sales between Parent, its Affiliates or its licensees and distributors shall be disregarded for the purposes of calculating Net Sales as long as the Product is resold to an unrelated third party, in which case the final sale to such unrelated Third Party shall be included in Net Sales.

In the event a Combination Product is sold by Parent, its Affiliates or its licensees or distributors, the Net Sales from the Combination Product, for the purposes of determining the Milestone Payments, shall be determined by multiplying the Net Sales (as defined above) of the Combination Product, during the applicable reporting period, by the fraction, A/A+B, where A is the weighted (by sales volume) average sale price of the Product when sold separately in finished form and B is the weighted (by sales volume) average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable reporting period or, if sales of both the Product and the other product(s) did not occur in such period, then in the most recent reporting period in which sales of both occurred.  If, on a country-by-country basis, such other active ingredient(s) in the Combination Product are not sold

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

separately in such country, but the Product component of the Combination Product is sold separately in such country, Net Sales for the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the invoice price of the Product component if sold separately, and C is the total weighted (by sales volume) average invoice price of the Combination Product.  If, on a country-by-country basis, the Product component is not sold separately in such country, Net Sales for the Combination Product will be D/(D+E), where D is the fair market value (as determined by Parent in good faith) of the portion of the Combination Products that contains the Product, and E is the fair market value (as determined by Parent in good faith) of the portion of the Combination Product containing the other active ingredient(s), included in such Combination Product.

(x)           “Product” shall mean a pharmaceutical product containing as an active agent the Compound, either alone or in combination with one or more other active agents, in any formulation or mode of administration.

(xi)          “Technical Failure” shall mean Parent’s reasonable determination that the Product presents unacceptable levels of safety risks such that Parent terminates in its entirety development or commercial sale of the Product.

(b)           Milestone Events and Milestone Payments.  In addition to the Closing Date Merger Consideration, upon the attainment of each of the milestones set forth below (each, a “Milestone Event”) and provided that each of the Milestone Events set forth below occurs prior to the applicable Milestone Target Date, Parent shall, or shall cause the Surviving Corporation to, within (x) thirty (30) calendar days after the first occurrence of the Milestone Event set forth in Section 1.9(b)(i) and (ii) and (y) within fifteen (15) business days after Parent’s first filing with the SEC of a quarterly report on Form 10-Q or an annual report on Form 10-K (or any applicable comparable report) for the period in which a Milestone Event in Section 1.9(b)(iii), (iv) or (v) is achieved, or in the event that Parent no longer files such reports, sixty (60) days after the end of the calendar quarter in which the Milestone Event in Section 1.9(iii), (iv) or (iv) is achieved (each, a “Milestone Payment Date”), pay the respective amounts set forth below to the Escrow Participants pursuant to Section 1.9(f) (each, a “Milestone Payment” and collectively, the “Milestone Payments”), subject to the provisions of this Section 1.9:

(i)            (x) A one-time payment of **** United States Dollars (US$****) upon approval by the FDA of the NDA for the Product for the treatment of small-cell lung cancer or (y)(1) a one-time payment of **** United States Dollars (US$****) (the “Alternative Indication FDA Milestone Payment”) upon approval by the FDA of the NDA for the Product for the treatment of an indication other than small-cell lung cancer if the FDA’s first approval of the NDA for the Product is for an indication other than small-cell lung cancer and either (A) Parent does not Initiate the Phase 3 Clinical Trial on or prior to the Phase 3 Clinical Trial Commencement Target Date or (B) Parent is using active and concerted efforts to pursue FDA approval for the Product for the treatment of small-cell lung cancer at the time of such initial approval of the NDA for the Product and (2) a one-time payment of an additional ****  United States Dollars (US$****) upon subsequent approval by the FDA of the NDA for the Product for the treatment of small-cell lung cancer.  For clarity, under no circumstance will the total cash

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

milestone payment provided by this Section 1.9(b)(i) exceed **** United States Dollars (US$****);

(ii)           (x) A one-time payment of **** United States Dollars (US$****) on approval by the EMA of the MAA for the Product for the treatment of small-cell lung cancer or (y)(1) a one-time payment of **** United States Dollars (US$****) (the “Alternative Indication EMA Milestone Payment”) upon approval by the EMA of the MAA for the Product for the treatment of an indication other than small-cell lung cancer if the EMA’s first approval of the MAA for the Product is for an indication other than small cell lung cancer and either (A) Parent does not Initiate the Phase 3 Clinical Trial on or prior to the Phase 3 Clinical Trial Commencement Target Date or (B) Parent is using active and concerted efforts to pursue EMA approval for the Product for the treatment of small-cell lung cancer at the time of such initial approval of the MAA for the Product and (2) a one-time payment of an additional ****  United States Dollars (US$****) upon subsequent approval by the EMA of the MAA for the Product for the treatment of small-cell lung cancer.  For the avoidance of doubt, under no circumstance will the total cash milestone payment provided by this Section 1.9(b)(ii) exceed **** United States Dollars (US$****);

(iii)         a one-time payment of **** United States Dollars (US$****) upon initial achievement of Two Hundred and Fifty Million United States Dollars (US$****) of worldwide aggregate Net Sales in any ****;

(iv)          a one-time payment of **** United States Dollars (US$****) upon initial achievement of **** United States Dollars (US$****) of worldwide aggregate Net Sales in any ****; and

(v)            a one-time payment of **** United States Dollars (US$****) on initial achievement of **** United States Dollars (US$****) of worldwide aggregate Net Sales in any ****.

(vi)          It is understood and agreed that if in any calendar year, Net Sales of the Products achieve more than one of the foregoing Milestone Events set forth in clauses (iii) — (v) above (i.e., Net Sales grow from **** United States Dollars (US$****) to **** United States Dollars (US$****) in a single calendar year), then each of the applicable Milestone Payments shall be nonetheless due and owing following the end of such ****.

(c)           Diligence.  From and after the Effective Time, unless and until a Technical Failure has occurred, Parent and/or its Affiliates shall use commercially reasonable efforts to implement and conduct all development, manufacturing, regulatory and commercial activities for the Product (including through third parties) that are components of or directly related to or required for the achievement of each of the Milestone Events by the applicable Milestone Target Dates. By no later than the first anniversary of the Closing Date (the “Phase 3 Clinical Trial Commencement Target Date”), Parent shall Initiate a Phase 3 clinical trial of the Product for a small-cell lung cancer indication under a protocol that is reasonably consistent with the results of the end of Phase 2 meeting with the FDA and any subsequent discussions or correspondence with the FDA with respect to the Product, as evidenced by the minutes of such

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

meeting (the “Phase 3 Clinical Trial”) or discussions and any such correspondence.  For the avoidance of doubt, if Parent does not Initiate the Phase 3 Clinical Trial on or prior to the Phase 3 Clinical Trial Commencement Target Date, the sole and exclusive remedy of the Stockholders’ Representative and any Company Holder with respect to Parent’s obligation pursuant to the second sentence of this Section 1.9(c) shall be that the provisions set forth in Section 1.9(b)(i) and Section 1.9(b)(ii) shall be applicable for payment of the Alternative Indication FDA Milestone Payment and the Alternative Indication EMA Milestone Payment, provided, that such payments shall be due only to the extent such Milestone Events set forth therein are achieved.

(d)           Information Obligations.  Within (x) five (5) business days of the occurrence of a Milestone Event set forth in Section 1.9(b)(i) and (ii) and (y) within fifteen (15) calendar days after Parent’s first filing with the SEC of a quarterly report on Form 10-Q or an annual report on Form 10-K (or any applicable comparable report) for the period in which a Milestone Event in Section 1.9(iii), (iv) and (v) is achieved, or in the event that Parent no longer files such reports, sixty (60) days after the end of the calendar quarter in which the Milestone Event in Section 1.9(iii), (iv) or (iv) is achieved, Parent shall notify the Stockholders’ Representative that the applicable Milestone Event has occurred.  So long as one or more of the Milestone Payments may reasonably become payable, Parent shall notify the Stockholders’ Representative promptly after the Phase 3 Clinical Trial has Initiated.  In the event the Phase 3 Clinical Trial has not Initiated by the Phase 3 Clinical Trial Commencement Target Date, Parent shall promptly notify the Stockholders’ Representative if Parent Initiates any Phase 2 or Phase 3 clinical trial, in any other indication for the Product.  From and after the Effective Time and until the first commercial sale of the Product, upon reasonable request, in writing, to Parent by the Stockholders’ Representative, Parent shall meet with the Stockholders’ Representative at Parent’s offices to discuss the development status of the Product, provided that Parent shall not be obligated to meet with the Stockholders’ Representative more than **** (****)**** in **** ****.  After the first commercial sale of the Product, in the event Parent does not report to the public on a quarterly basis its sales of the Product, upon request Parent shall provide to the Stockholders’ Representative quarterly reports indicating Net Sales for such quarterly period, provided, that Stockholders’ Representative agrees in writing to keep such information confidential, which writing shall provide that the Stockholders’ Representative may share such information with the Escrow Participants and its advisors and attorneys, in each case so long as such parties are subject to a confidentiality obligation with respect to such information.  If a Technical Failure has occurred, then Parent shall send written notice thereof to the Stockholders’ Representative within sixty (60) calendar days of the date on which Parent and/or its affiliates first cease engaging in the commercially reasonable efforts otherwise required under Section 1.9(c) due to such Technical Failure.

(e)           Set-Off Right.  In the event that (i) any Parent Indemnified Party is entitled to indemnification pursuant to, and in accordance with, the provisions of Section 7 with respect to any Damages or (ii) Parent is entitled to receive the Net Cash Shortfall pursuant to Section 1.3(e)(ii), and in either case such Parent Indemnified Party or Parent has not been able to recover such Damages or Net Cash Shortfall, respectively, from the Escrow Fund for any reason (other than by reason of Parent’s actions or inaction) or from any prior Milestone Payment, then Parent shall have the right to reduce and setoff, without duplication, the amount of any Milestone

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Payment that Parent would otherwise be required to pay pursuant to this Section 1.9 by an amount equal to such Damages or Net Cash Shortfall, as applicable; provided, however, that in no event shall an amount **** than **** percent (**** %) of each Milestone Payment be subject to reduction and setoff pursuant to this Section 1.9(c) to satisfy such Damages or Net Cash Shortfall.

(f)            Distribution of Milestone Payments.  Subject to Section 1.5 and the Stockholders’ Representative’s rights under Section 8.1(a), promptly following each Milestone Payment Date (but in no event later than ten (10) days immediately following such Milestone Payment Date), Parent shall (i) cause to be paid to the Bonus Plan Participants a portion of the Milestone Payment made on such Milestone Payment Date, calculated in accordance with the terms of the Bonus Plan and in a manner consistent with the methodology set forth in the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m), and (ii) pay, or cause to be paid, for distribution as additional consideration to the holders of Effective Time Shares the remaining amount of the Milestone Payment, and the Paying Agent or an Acquired Corporation or the Parent through its payroll, as the case may be, shall deliver or cause to be delivered to each such holder, subject to the provisions of Section 1.9, for each Effective Time Share held by such holder immediately prior to the Effective Time, a check or wire transfer in an amount equal to such remaining amount of the Milestone Payment made on such Milestone Payment Date divided by the aggregate number of Effective Time Shares. Amounts payable pursuant to clause “(ii)” of the preceding sentence shall be paid (1) by an Acquired Corporation or the Parent’s payroll with respect to Effective Time Shares subject to Company Options held by employees of the Acquired Corporations and (2) by the Paying Agent with respect to all other Effective Time Shares. If any Escrow Participant designates another Person to receive such check, then, among other things, it shall be a condition of the making of such payment that the Person requesting such payment shall pay to the Paying Agent the transfer Taxes required by reason of the delivery of such payment to a Person other than the Escrow Participant, or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

(g)           Transferability of Milestone Payments. The right of any Person to receive any portion of any Milestone Payment shall not be assignable or transferable except, subject to compliance with applicable securities laws, (i) by operation of law, will or intestate succession, (ii) if such Person is an individual, to (A) trusts all of the beneficiaries of which are such individual and/or such individual’s spouse, descendants and siblings and descendants of such individual’s siblings or (B) family limited partnerships or family limited liability companies all of the equity interests of which are and in the future shall be owned by such individual and/or such individual’s spouse, descendants and siblings and descendant’s of such individual’s siblings or (iii) if such Person is an entity, to (A) an Affiliate of such Person or (B) to a non-Affiliate of such Person in connection with the sale of all or substantially all of the portfolio assets of such Person or a distribution to partners or other equity holders of such Person.  The Company hereby acknowledges and agrees, and the Company Holders by virtue of the approval of the Merger by the Stockholders and pursuant to the terms of the Letter of Transmittal shall acknowledge and agree, that:  (1) the right to receive the Milestone Payments, if any, is an integral part of the consideration for the transactions contemplated hereby; (2) the Milestone Payments do not represent any ownership or equity interest in the Company, Merger Sub, the Surviving

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Corporation or Parent and do not entitle any Person to voting rights or rights to dividend payments; and (3) the Milestone Payments are solely represented by this Agreement and are not represented by any certificate, instrument or other delivery.

SECTION 2.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As an inducement to Parent and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to Parent and Merger Sub as of the date of this Agreement and immediately prior to the Effective Time that, subject to Section 8.8, except as disclosed in the Disclosure Schedule:

2.1          Due Organization; Organizational Documents.  Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction where it was incorporated or organized and has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted as of the date of this Agreement (the “Current Company Business”).  Each of the Acquired Corporations is qualified to do business as a foreign corporation under the Laws of all jurisdictions where the nature of its business requires such qualification.  The Company has delivered, or made available to Parent or Parent’s legal or financial advisor copies of the certificate of incorporation (the “Restated Certificate of Incorporation”) and bylaws of the Company (the “Bylaws”) and organizational documents of each other Acquired Corporation, in each case including all amendments thereto, as in effect as of the date of this Agreement.  Other than the Subsidiaries identified on Part 2.1 of the Disclosure Schedule, the Company has no Subsidiaries, and the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2          Capitalization; Stockholder Information.

(a)           The authorized capital stock of the Company consists of:  (i) 40,529,405 shares of Company Common Stock, 40,000,000 of which are designated Class A Common Stock, of which 244,724 are outstanding; 492,022 of which are designated Class B-1 Common Stock, of which no shares are outstanding; and 37,383 of which are designated Class B Common Stock, of which no shares are outstanding as of the date hereof; and (ii) 12,996,308 shares of Company Preferred Stock, 298,141 of which are designated Series A Preferred Stock, of which 298,141 are outstanding as of the date hereof; 155,800 of which are designated Series B Preferred Stock, of which 155,800 are outstanding as of the date hereof; 342,367 of which are designated Series C Preferred Stock, of which 342,356 are outstanding as of the date hereof; 8,600,000 of which are designated Series D Preferred Stock, 6,767,355 of which are outstanding as of the date hereof; and 3,600,000 of which are designated Series E Preferred Stock, 3,375,716 of which are outstanding as of the date hereof.  Part 2.2(a) of the Disclosure Schedule sets forth the following information with respect to each outstanding share of Company Capital Stock: (i) the name of the holder of the Company Common Stock or Company Preferred Stock, as applicable; (ii) the number of shares of Company Common Stock or Company Preferred Stock, as applicable, held by each holder of Company Common Stock or Company Preferred Stock and

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(iii) the class or series, as applicable, of such Company Common Stock or Company Preferred Stock.  All outstanding shares of Company Common Stock and Company Preferred Stock (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) are free of any liens or encumbrances created by the Company, and, to the Knowledge of the Company, free of any liens or encumbrances created by or imposed upon the holders thereof, and (iii) were not issued in violation of applicable law, any preemptive rights or rights of first refusal created by statute, the Restated Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound.  As of the date of this Agreement, there are 5,803,862 shares of Company Class A Common Stock reserved for issuance under the Company Stock Plan, of which 4,350,507 shares of Company Class A Common Stock are subject to outstanding options and 1,453,355 shares of Company Class A Common Stock are reserved for future option grants.  The Company has delivered or made available to Parent or its legal or financial advisors true and complete copies of each form of agreement and the Company Stock Plan evidencing each Company Option.  As of the date of this Agreement, there were 492,022 shares of Company Class B-1 Common Stock, of which 343,357 are vested as of the date of this Agreement, and 37,383 shares of Company Class B Common Stock, all of which are vested as of the date of this Agreement, subject to options (collectively, the “IQ Options”) granted to Investissement Quebec (“IQ”) pursuant to a Amended and Restated Loan Offer between the Company and IQ dated May 21, 2004, as amended (the “IQ Loan Agreement”), a copy of which has been made available to Parent or its legal or financial advisors.  As of the date of this Agreement, there were 2,878,670 shares of Company Class A Common Stock subject to outstanding Company Warrants.  The Company has delivered or made available to Parent or its legal or financial advisors true and complete copies of each agreement and form of instrument associated with or evidencing such Company Warrants.

(b)           Part 2.2(b) of the Disclosure Schedule sets forth the following information with respect to each outstanding Company Option and Company Warrant: (i) the name of the holder of the Company Option or Company Warrant, as applicable; (ii) the number of shares of Company Common Stock subject to such Company Option or Company Warrant, as applicable, (iii) the date of grant, (iv) the exercise price, (v) the number of shares vested as of the date hereof, (vi) the type of Company Option and (vii) the Company Stock Plan or other plan under which such Company Options were granted, as applicable.  The Company has made available to Parent or Parent’s legal or financial advisor copies of each form of stock option agreement evidencing outstanding Company Options.

(c)           Except for the rights created pursuant to this Agreement, the Note Purchase Agreement dated as of May 29, 2009 among the Company, Gemin X Pharmaceuticals Canada Inc. and certain of the Company’s investors, as amended, (the “Series D Agreement”) and the Series E Preferred Stock Purchase Agreement dated as of May 7, 2010 among the Company and certain of the Company’s investors (the “Series E Agreement”), and as set forth in Part 2.2 of the Disclosure Schedule, there is no: (i) outstanding option, warrant or right to acquire from the Company any shares of the capital stock or other equity securities of the Company; or (ii) outstanding security of the Company that is convertible into any shares of the capital stock or other equity securities of the Company.  Except as set forth in Part 2.2 of the Disclosure Schedule, the Company does not have outstanding any bonds, debentures, notes or other

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders on any matter.  As of the date hereof, there are no accrued dividends or declared and unpaid dividends on any share of Company Capital Stock.  The Company has no voting agreements that restrict or direct the voting of any of the Company Capital Stock.

(d)           Each outstanding share of capital stock or other equity security of each Subsidiary of the Company is owned by the Company.  There is no: (i) outstanding option, warrant or right to acquire from any Subsidiary of the Company or the Company any shares of the capital stock or other equity securities of such Subsidiary; or (ii) outstanding security of any Subsidiary of the Company that is convertible into any shares of the capital stock or other equity securities of the Company or any Subsidiary of the Company.  No Subsidiary of the Company has any outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of any Subsidiary of the Company on any matter.  As of the date hereof, there are no accrued dividends or declared and unpaid dividends on any share of capital stock of any Subsidiary of the Company.

2.3          Financial Statements.  The Company has delivered or made available to Parent or Parent’s legal or financial advisor (i) the audited consolidated balance sheet of the Company as of and for the fiscal years ended December 31, 2008 and December 31, 2009 and the consolidated statements of operations and statement of cash flows for 2008 and 2009; and (ii) the unaudited consolidated balance sheet of the Company as of December 31, 2010 (the “Company Balance Sheet”) and the unaudited consolidated statement of operations and statement of cash flows for the twelve-month period ended December 31, 2010 (collectively, the “Company Financial Statements”).  The Company Financial Statements are set forth in Part 2.3 of the Disclosure Schedule.  The Company Financial Statements fairly present, in all material respects and in accordance with GAAP consistently applied, the consolidated financial condition of the Company as of the dates indicated therein and the consolidated results of operations and cash flows of the Company for the periods indicated therein, except that the financial statements pursuant to (ii) are subject to year-end audit adjustments and additional disclosures.

2.4          Absence of Changes.

(a)           Between December 31, 2009 and the date of this Agreement, there has been (i) no Company Material Adverse Effect and (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking materially adversely affecting any material assets or business of the Acquired Corporations.

(b)           Between December 31, 2009 and the date of this Agreement, the Acquired Corporations have conducted their business only in the ordinary course of business.  Without limiting the generality of the foregoing, between December 31, 2009 and the date of this Agreement, the Acquired Corporations have not:

(i)            accrued declared or paid, or agreed to accrue, declare or pay, any dividend in respect of any shares of Company Capital Stock;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(ii)           incurred any liability of the type required to be reflected in the liabilities section of a balance sheet prepared in accordance with GAAP, except for liabilities incurred in connection with this Agreement and the transactions contemplated by this Agreement;

(iii)         acquired or sold any assets, except in the ordinary course of business;

(iv)          incurred any lien on any Material Company IP Right or any tangible asset other than Permitted Encumbrances;

(v)            issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any Company Capital Stock or other equity interest or any security convertible into Company Capital Stock or other equity interest;

(vi)          issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities, incurred any debt or borrowed or agreed to borrow any funds;

(vii)         paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Company Financial Statements and other than as contemplated by this Agreement;

(viii)        made any material amendment or modification of, or terminated any Company Significant Contract;

(ix)          undertaken or committed to undertake capital expenditures exceeding $100,000 or acquired any real property;

(x)           entered into any capital lease (as defined in Statement of Financial Accounting Standards No. 13);

(xi)          (A) instituted any material increase in any compensation payable to any director, officer, consultant or employee or (B) materially increased the benefits under any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to their directors, officers, consultants or employees, in each case other than in the ordinary course of business consistent with past practice;

(xii)         paid any amount or incurred any liability to or in respect of, or sold any properties or assets to, or entered into any transaction, agreement or arrangement with any corporation or business in which any officer or director of the Acquired Corporations has any direct or indirect ownership interest, except for any such amount, liability, properties, assets, transaction, agreement or arrangement that is not material to the Company or its business;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(xiii)       entered into any collective bargaining agreements or employment agreements;

(xiv)        made any change in the accounting principles and practices used by it from those applied in the preparation of the Company Financial Statements and the related statements of income and cash flow for the period then ended, except for any such change that is not material to the Acquired Corporations or their business; or

(xv)          prepared or filed any Company Returns inconsistent with past practice or, on any such Company Returns, taken any position, made any election, or adopted any method that is inconsistent with the positions taken, elections made or methods used in preparing or filing similar Company Returns in prior periods, except where necessitated as a result of a change in circumstances of the Acquired Corporations from a prior period.

2.5          Tangible Personal Property.  Each of the Acquired Corporations has good and valid title to all of the items of tangible personal property reflected on the Company Balance Sheet as owned by the Acquired Corporations, except for assets disposed of since December 31, 2009 in the ordinary course of business, and all tangible personal property owned by the Acquired Corporations is owned free and clear of all mortgages, liens, pledges or other encumbrances, except for the following (which are referred to as the “Permitted Encumbrances”): (a) liens identified in Part 2.5 of the Disclosure Schedule; (b)  liens for current Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (c) statutory or common Law liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; and (e) statutory or common Law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens.

2.6          Real Property; Lease Agreements.  None of the Acquired Corporations owns any real property.  Part 2.6 of the Disclosure Schedule contains a list of all lease agreements pursuant to which any real property is currently leased to any of the Acquired Corporations (the “Real Property Lease Agreements”).The Acquired Corporations have the right to quiet enjoyment of all the property covered by the Real Property Lease Agreements (the “Leased Real Property”) for the full term of the Real Property Lease Agreements, and the leasehold or other interest of the Acquired Corporations in the Leased Real Property is not subject or subordinate to any material encumbrance, other than Permitted Encumbrances.

2.7          Intellectual Property.

(a)           For purposes of this Agreement, the following terms shall be defined as follows:

(i)            “IP Rights” means all intellectual property rights, in any country, including, but not limited to: (A) Copyrights, Patent Rights, Trademark Rights, Software Rights,  and all registrations and applications for any of the foregoing; (B) the right (whether at Law, in

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

equity, by contract or otherwise) to make, use, sell, reproduce, or otherwise exploit any of the foregoing in any country; and (C) the specific right to bring suit for infringement, misappropriation, or other encroachment of any of the foregoing by third parties prior to the date of this Agreement.

(ii)           “Know-How” means proprietary information (including know-how, inventions (whether patentable or not), customer lists, technical documentation, technical information, data, technology, research records, plans, drawings, schematics, compilations, devices, formulae, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, supplier lists, customer lists, marketing information, sales and promotional materials, business plans, whether tangible or intangible, and other confidential information, any of which may also be a trade secret (as defined by applicable law “Trade Secrets”)).

(iii)         “Copyrights” means all registered and unregistered copyrights in both published and unpublished works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of such registered and unregistered copyrightable works and all registrations and rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyrights existing in such works.

(iv)          “Material Company IP Rights” means all Company IP Rights other than those which, individually or in the aggregate, are not material to the conduct of the Current Company Business.

(v)            “Patent Rights” means all issued patents, and pending patent applications (which for purposes of this Agreement shall include utility models, design patents, certificates of invention and applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

(vi)          “Company IP Rights” means all IP Rights owned solely by any of the Acquired Corporations or jointly by any of the Acquired Corporations and one or more third parties, or in which any of the Acquired Corporations has any right, title or interest.

(vii)         “Trademark Rights” means all trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names and internet domain name registrations.

(viii)        “Software Rights” means all computer software, except generally available commercial software (in both source code and object code), including (A) any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting any Internet site(s), (E) all Worldwide Web addresses, URLs, and sites, and (F) all

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

documentation, including system documentation, user manuals and training materials, pertaining to any of the foregoing.

(b)           Part 1 of Part 2.7(b) of the Disclosure Schedule lists all of the Patent Rights and Trademark Rights owned solely by any of the Acquired Corporations as of the date of this Agreement, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed, along with the respective application, registration or filing number.  Part 2 of Part 2.7(b) of the Disclosure Schedule lists, as of the date hereof, all of the Patent Rights and all Trademark Rights in which any of the Acquired Corporations has any joint ownership interest, other than those owned solely by any of the Acquired Corporations, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed, along with the respective application, registration or filing number.  Part 3 of Part 2.7(b) of the Disclosure Schedule lists, to the Knowledge of Company as of the date hereof, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) which are material to the Current Company Business and in which any of the Acquired Corporations has any express right, title or interest, other than those owned solely or jointly by any of the Acquired Corporations, and other than those owned solely or co-owned by any of the Acquired Corporations, and other than rights arising under “shrink wrap” or “click through” license agreements accompanying widely available computer software that has not been modified or customized for any of the Acquired Corporations.

(c)           Except as provided in the Disclosure Schedule Part 2.7(c), each of the Acquired Corporations exclusively or co-exclusively, as applicable, owns all right, title and interest to and under all Company IP Rights that are referenced in Part 1 of 2.7(b) of the Disclosure Schedule, free and clear of all mortgages, liens, pledges or other encumbrances.  Without limiting the generality of the foregoing:

(i)            For each item of such Company IP Rights that is filed by the Acquired Corporations and/or registered or issued under the authority of any Governmental Authority whose duty is to register or issue patents, trademarks, copyrights or other forms of intellectual property protection, all applicable registration fees, maintenance fees, renewal fees, annuity fees and taxes which are due in connection with such Company IP Rights have been paid and all other documents in connection with such Company IP Rights have been filed, as instructed by Acquired Corporations’ reputable legal counsels, in the relevant patent, trademark, copyright offices or other Governmental Authority in the United States or applicable foreign jurisdictions, as the case may be, for the purpose of maintaining such Company IP Rights.

(ii)           No interference, opposition, reissue, reexamination or other proceeding or challenge is pending, or to the Knowledge of the Acquired Corporations, threatened in which the scope, validity, or enforceability of any Company IP Rights is being or has been contested or challenged in any court of competent jurisdiction or the U.S. Patent and Trademark Office.  To the Knowledge of the Acquired Corporations, there is no threatened action alleging that any claim of an issued patent within any Company IP Rights that is material

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

to the Acquired Corporation or its business is invalid or unenforceable, or that a claim of a pending patent application within such Company IP Rights would be invalid or unenforceable as a patent claim.

(iii)         To the Knowledge of the Acquired Corporations, the patent and patent applications within the Company IP Rights, disclose and/or claim inventions that are patentable as provided under the U.S. patent laws or other relevant jurisdictions.  Each of the Acquired Corporations is (with respect to Company IP Rights licensed by the Acquired Corporations, and to the extent the Acquired Corporations are obligated or have the right to do so (and are exercising such prosecution rights)) pursuant to any agreement pertaining to Company IP Rights) diligently prosecuting claims to the extent it is commercially reasonable to do so, in the pending patent applications within Company IP Rights claiming existing products and products currently under development. To the Knowledge of the Acquired Corporations, each other party to any such agreement pertaining to such Company IP Rights that is obligated to prosecute such claims is diligently prosecuting such claims to the extent it is commercially reasonable to do so.  To the Knowledge of each of the Acquired Corporations, each of these pending patent applications included in such Company IP Rights was properly filed and is being diligently prosecuted to the extent it is commercially reasonable to do so.  To the Knowledge of each of the Acquired Corporations, there are no issued patents or pending applications that would, if issued as patents, dominate or interfere with any pending application included in such Company IP Rights claiming any of the Acquired Corporations’ existing products or processes.

(d)           The Acquired Corporations own, individually or collectively, all Company IP Rights referenced in Parts 1 and 2 of 2.7(b) of the Disclosure Schedule, and to the Knowledge of the Acquired Corporations, the issued Company IP Rights are valid, subsisting and enforceable (in the case of patent applications, would be valid, subsisting and enforceable if issued as patents).  Without limiting the generality of the foregoing:

(i)            All documents and instruments necessary to perfect the rights of each of the Acquired Corporations in the Company IP Rights referenced in Parts 1 and 2 of the Disclosure Schedules that are material to the Acquired Corporations and its business have been validly executed, delivered and filed in a timely manner as instructed by Acquired Corporations’ reputable legal counsels with the appropriate Governmental Authority.  Each of the Acquired Corporations and its respective licensors, as appropriate, are identified or are in the process of being identified, in the records of the U.S. Patent and Trademark Office and corresponding foreign Governmental Authorities as the holders of record of patents and patent applications within the Material Company IP Rights.

(ii)           Each of the Acquired Corporations has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of and otherwise protect and enforce its rights in all  Know-How used in the development and manufacturing of the Acquired Corporations’ existing products and processes or products and processes in development.  To the Knowledge of the Acquired Corporations, the Acquired Corporations have the right (but not necessarily exclusive) to use such Know-How.  To the Knowledge of the Acquired Corporations, such Know-How is not part of the public knowledge or literature and, to

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

the Knowledge of the Acquired Corporations, has not been used, divulged or appropriated by any of the Acquired Corporations either for the benefit of any Person or to the detriment of the Acquired Corporations, other than pursuant to confidentiality agreements entered into in the ordinary course of business or pursuant to confidentiality agreements entered into in connection with the development and/or manufacturing of the Acquired Corporations’ existing products and processes or products and processes in development.  To the Knowledge of the Acquired Corporations, no such Know-How is subject to any adverse claim or has been challenged or threatened in any way or infringes any IP Right or misappropriates any Know-How of any other Person.

(e)           Part 2.7(e) of the Disclosure Schedule lists all written contracts, agreements and licenses in effect as of the date of this Agreement, under which any third party has licensed, granted or conveyed to any of the Acquired Corporations any right, title or interest in or to any Company IP Rights which are not owned solely or jointly by any of the Acquired Corporations, other than rights arising under “shrink wrap” or “click through” license agreements accompanying widely available computer software that has not been modified or customized for any of the Acquired Corporations, or any implied use rights granted under material transfer agreements, consulting agreements, or agreements engaging third party services providers entered into by any of the Acquired Corporations.

(f)            Part 2.7(f) of the Disclosure Schedule lists all written contracts, agreement and licenses terminated as of the date of this Agreement under which any third party previously licensed, granted or conveyed to any of the Acquired Corporations any right, title or interest in or to any IP Rights which were not owned solely or jointly by any of the Acquired Corporations, other than rights arising under “shrink wrap” or “click through” license agreements accompanying widely available computer software that has not been modified or customized for any of the Acquired Corporations, or any implied use rights granted under material transfer agreements, consulting agreements, or agreements engaging third party services providers entered into by any of the Acquired Corporations.

(g)           Part 2.7(g) of the Disclosure Schedule lists all written contracts, agreements and licenses under which any of the Acquired Corporations has licensed, granted or conveyed to any third party any right, title or interest in or to any Company IP Rights, other than any implied use rights granted under material transfer agreements, consulting agreements, or agreements engaging third party services providers entered into by any of the Acquired Corporations.

(h)           The Acquired Corporations have complied materially with all obligations due to any third parties under all written contracts, agreements, licenses and other arrangements referenced in Part 2.7(e), (f), and (g) of the Disclosure Schedule.  The Acquired Corporations owe no obligations under any written contract, agreement, license or other arrangement referenced in Parts 2.7(e), (f), and (g) of the Disclosure Schedule that would result in the grant or transfer of any right to develop and commercialize the Acquiring Corporations’ existing products or products under development under the Material Company IP Rights referenced in Parts 1-3 of the Disclosure Schedule. The Acquired Corporations owe no future payment obligations,

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

including milestones and royalties, under any written contract, agreement, license or other arrangement referenced in Parts 2.7(f) and 2.7(g) of the Disclosure Schedule.

(i)            To the Knowledge of the Acquired Corporations, no party is challenging the right, title or interest of any of the Acquired Corporations in, to or under the Material Company IP Rights, or the validity, enforceability or claim construction of any Patent Rights owned (solely or jointly) or exclusively licensed to any of the Acquired Corporations.  None of the Acquired Corporations have received a written challenge to the right, title or interest of any of the Acquired Corporations in, to or under the Material Company IP Rights, or the validity, enforceability or claim construction of any Patent Rights owned (solely or jointly) or exclusively licensed to any of the Acquired Corporations.

(j)            All current and former officers and employees of, and consultants and independent contractors to, any of the Acquired Corporations who have contributed in a material manner to the creation or development of any Material Company IP Right have executed and delivered to the Acquired Corporations an agreement regarding the protection of proprietary information and the assignment or license to the Acquired Corporations, or by equivalent arrangement, of any IP Rights arising from services performed for the Acquired Corporations by such persons, the current forms of which agreements have been made available in the Data Room for review by Parent or its advisors.  To the Knowledge of the Acquired Corporations, no current or former officers and employees of, or consultants or independent contractors to, any of the Acquired Corporations have breached any term of any such agreements.

(k)           To the Knowledge of the Acquired Corporations, the Acquired Corporations have not infringed (whether direct, contributory or induced), misappropriated or otherwise violated any valid IP Rights or Know-How of any other Person.  Without limiting the generality of the foregoing:

(i)            To the Knowledge of the Acquired Corporations, no product or service that (A) has been, or is being, developed, (B) is the subject of an investigational new drug or human clinical trial or (C) is being currently, or is contemplated to be, sold by the Acquired Corporations, infringes, misappropriates or otherwise violates the IP Rights of any other Person.

(ii)           No infringement, misappropriation, or similar claim, suit, action, proceeding or investigation pertaining to the Company IP Rights is pending or, to the Knowledge of the Acquired Corporations, threatened against the Acquired Corporations or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Acquired Corporations with respect to such claim, suit, action, proceeding or investigation; and except as provided in Part 2.7(k) of the Disclosure Schedule the Acquired Corporations have not received any written notice or to the Knowledge of the Acquired Corporations, oral communication alleging any actual, alleged or suspected infringement, misappropriation or violation of any IP Rights of another Person by any of the Acquired Corporations.

(iii)         Each of the Acquired Corporations is not bound by any contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation, or similar claim.  Each of the Acquired Corporations

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

has not assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any IP Right.

(l)            Except as provided in Part 2.7(l) of the Disclosure Schedule, to the Knowledge of the Acquired Corporations, as of the date of this Agreement, no Material Company IP Rights are being infringed, misappropriated, or otherwise being violated by any third party.

(m)          Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or encumbrance on, any Company IP Rights that are material to the Acquired Corporations or its business, (ii) the release, disclosure or delivery of any Company IP Rights by or to any Escrow Agent or other Person or (iii) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP Rights.

(n)           Neither the execution, delivery nor performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Company’s right, title or interest in or to any of the Material Company IP Rights.

2.8          Contracts.

(a)           Part 2.8 of the Disclosure Schedule identifies each Company Significant Contract (as defined below) that is in effect as of the date of this Agreement.  For purposes of this Agreement, “Company Significant Contract” shall mean a legally binding contract to which any of the Acquired Corporations is a party: (i) under which future expenditures required, or reasonably expected, to be made by any of the Acquired Corporations exceed $100,000 (excluding any amounts paid or advanced on behalf of and to be reimbursed by a third party); (ii) pursuant to which any of the Acquired Corporations has licensed from any Person any Material Company IP Rights; (iii) pursuant to which any of the Acquired Corporations has granted rights to any third party to any Company IP Rights (other than material transfer agreements substantially in the form of the templates thereof delivered or made available to Parent or Parent’s legal or financial advisor); (iv) evidencing indebtedness for, or a guarantee by any of the Acquired Corporations of indebtedness for, borrowed money of $100,000 or more; (v) creating any partnership or joint venture between any of the Acquired Corporations and any third party or providing for any sharing of profits or losses by any of the Acquired Corporations with any third party; (vi) containing covenants limiting the freedom of any of the Acquired Corporations or their affiliates to compete in any line of business or with any third party; (vii) that constitutes a Real Property Lease Agreement; (viii) that was entered into outside the ordinary course of business, (ix) that provides rights to investors or shareholders; or (x) providing for royalty payments by any of the Acquired Corporations. The Company has delivered or made available to Parent or Parent’s legal or financial advisor a copy of each Company Significant Contract.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(b)           Each Company Significant Contract is valid and in full force and effect, no Acquired Corporation is in breach of or default under, and no event has occurred or circumstance exists which with the passage of time would result in a breach of or default by the Company under, any Company Significant Contract and, to the Knowledge of the Company, no other party is in breach or in default under any Company Significant Contract.  No Acquired Corporation has received notice at any time since January 1, 2008 from any party regarding an alleged or actual breach of any Company Significant Contract to which it is a party.

(c)           Except as set forth in Part 2.8(c) of the Disclosure Schedule, the execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement and the consummation of the Merger (i) will not cause any of the Company Significant Contracts to cease to be in full force and effect, (ii) will not result in any breach of the terms of any Company Significant Contracts or in the forfeiture or impairment of any material rights thereunder or (iii) will not require under the terms of any of the Company Significant Contracts the consent, approval or act of, or the making of any filing with, any other party.

(d)           None of the Acquired Corporations are currently renegotiating any of the Company Significant Contracts or paying liquidated damages in lieu of performance thereunder.  The Company has delivered or made available complete and accurate copies to Parent of each Company Significant Contract, including all exhibits, schedules and amendments thereto.

2.9          Suppliers; Contractors.  No current supplier or contractor, including any clinical research organization, manufacturer or subcontractor of any of the Acquired Corporations has canceled or otherwise terminated, or made any written threat to any of the Acquired Corporations to cancel or otherwise terminate, its relationship with any of the Acquired Corporations or has at any time on or after June 30, 2010, materially decreased its services or supplies to any of the Acquired Corporations.  No such supplier has indicated in a writing delivered to any of the Acquired Corporations that such supplier intends to cancel or otherwise terminate its relationship with any of the Acquired Corporations or to decrease materially its delivery of services or supplies to any of the Acquired Corporations.

2.10        Compliance with Laws.  Each of the Acquired Corporations is in compliance with all Laws applicable to the operation of the Current Company Business.

2.11        Permits.  Each of the Acquired Corporations has obtained all permits, approvals, licenses and registrations from U.S. federal, state and local as well as foreign Governmental Authorities that are necessary for the conduct of the Current Company Business.  All such permits, approvals, licenses and registrations are valid and in full force and effect.

2.12        Tax Matters.

(a)           Each of the Tax Returns required to be filed by each of the Acquired Corporations with any Governmental Authority with respect to any taxable period ending on or before the date of this Agreement (the “Company Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); (ii)  has been prepared in

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

compliance with applicable Law; and (iii) is correct and complete in all material respects.  All amounts shown on the Company Returns to be due on or before the Closing Date have been paid, except to the extent such amounts are being contested in good faith by the Acquired Corporations or are properly reserved for on the books or records of the Acquired Corporations. All Taxes that the Acquired Corporations have been required to collect or withhold on or before the Closing Date have been duly collected or withheld and, to the extent required when due, have been duly paid to the proper Governmental Authority.

(b)           No audit of any such Company Return is in progress, and none of the Acquired Corporations has been notified in writing by any Governmental Authority that any such audit is contemplated or pending.  No extension of time with respect to any date on which a Company Return was required to be filed by any of the Acquired Corporations is in force, and no waiver or agreement by or with respect to the Acquired Corporations is in force for the extension of time for the payment of any Taxes.  No written claim has been made by any Governmental Authority in a jurisdiction where any of the Acquired Corporations does not file Tax Returns that any of the Acquired Corporations is subject to taxation by that jurisdiction that has not been resolved.

(c)           None of the Acquired Corporations has agreed to or is required to make any adjustment for any period after the date of this Agreement pursuant to Section 481(a) of the Code by reason of any change in any accounting method. There is no application pending with any Governmental Authority requesting permission for any such change in any accounting method of the Company, and the IRS has not issued in writing any pending proposal regarding any such adjustment or change in accounting method.

(d)           None of the Acquired Corporations is a party to any agreement with any third party relating to allocating or sharing the payment of, or liability for, Taxes.  None of the Acquired Corporations has any liability for the Taxes of any third party under Treasury Regulation § 1.1502-6 as a transferee or successor.  None of the Acquired Corporations has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

(e)           There is no Company Employee Plan to which the Company or its Subsidiaries is a party, including the provisions of this Agreement, covering any employee or former employee of the Company or its Subsidiaries, which, individually or collectively, will, or is reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code due to the consummation of the transactions contemplated hereby, including the Merger. There is no agreement, plan, arrangement or other contract by which the Company is bound to compensate any employee for excise Taxes paid pursuant to Section 4999 of the Code.

(f)            None of the Acquired Corporations is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and none of the holders of Company Capital Stock, Company Warrants and Company Options is subject to withholding under Section 1445 of the Code with respect to the sale of the Shares to the Buyer.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(g)           The Company owns all of the Canadian Shares. The “adjusted cost base” (within the meaning of Section 54 of the ITA) to the Company of the Canadian Shares is US$104,737,524.  The “paid-up capital “ (within the meaning of Section 89(1)(c) of the ITA) of the Canadian Shares is C$143,152,671 (Canadian).

2.13        Employees and Consultants.

(a)           The Company has made available to Parent or Parent’s legal or financial advisors copies of all written contracts with Company Employees and Company Consultants (other than Company Employee Plans, as contemplated by Section 2.12) as well as a complete and accurate summary of the terms and conditions of any contracts with Company Employees and Company Consultants that are not in written form.

(b)           Part 2.13(b) of the Disclosure Schedule sets forth, as of the date of this Agreement, the names of all Company Employees, their current respective salaries or wages, their current respective levels of target annual incentive compensation, their respective dates of hire and age, the amount of severance to which such employees may be entitled in the event of a termination, their current titles and the current location of their employment.

(c)           Part 2.13(c) of the Disclosure Schedule sets forth, as of the date of this Agreement, the names of all Company Consultants, their current fee and other compensation, the term of their consulting contract, the notice period or legal terms providing for the termination of such consulting contract and the status of such relationship.

(d)           Part 2.13(d) of the Disclosure Schedule sets forth, as of the date of this Agreement, a list of all former Company Employees to whom the Company has or may reasonably be expected to have any obligations indicating the nature and value of such obligations or potential obligations.

(e)           To the Knowledge of the Company as of the date of this Agreement, no Company Employee intends to resign, retire or terminate his or her employment with the Company as a result of the execution and delivery of this Agreement nor as a result of the consumption of the transactions contemplated hereby.

(f)            To the Knowledge of the Company as of the date of this Agreement, no Company Consultant intends to terminate his, her or its consulting contract with the Company as a result of the execution and delivery of this Agreement nor as a result of the consumption of the transactions contemplated hereby.

(g)           No Company Employee has been improperly classified as an independent contractor under applicable tax laws.  The Company has properly remitted all applicable payroll and employment Taxes for all Company Employees subject to such Taxes and does not have any liability under the Code or any applicable Tax laws arising out of the classification of any individual as an independent contractor rather than as an employee.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.14        Employee and Labor Matters; Benefit Plans.

(a)           The Company has made available to Parent or Parent’s legal or financial advisor copies of all employee manuals and handbooks and material policy statements in effect as of the date of this Agreement relating to the employment of the Company Employees.

(b)           There are no current actions, suits, claims, complaints, labor disputes or grievances pending or, to the Knowledge of the Company, threatened relating to any employment, labor, safety or discrimination matters involving any Company Employee.

(c)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract.

(d)           No trade union, council of trade unions, association of employees, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any Company Employees by way of certification, voluntary recognition, designation or successor rights or has applied to have the Company or any of its Subsidiaries declared a related or successor employer pursuant to applicable Laws.  To the Knowledge of the Company, there is no outstanding labor tribunal proceedings of any kind or other event of any nature whatsoever which could result in certification of a trade union as bargaining agent for any Company Employees.  To the Knowledge of the Company, there are no union organizing activities involving Company Employees.

(e)           The Company and its Subsidiaries have not engaged in any unfair labor practices and there is no current, and to the Knowledge of the Company, there is no threatened, strike, lock-out, slowdown, work stoppage, picketing, labor dispute, or any similar activity or dispute, affecting the Company or any of its Subsidiaries.

(f)            The Company has not engaged in any plant closing of lay-off activities within the past three (3) years that would violate or in any way subject the Company to the group termination or lay-off requirements of the applicable employment/labor standards laws or other applicable Laws.

(g)           The Company and its Subsidiaries are not in arrears in the payment of wages, overtime pay, public holiday pay, salary, commissions, bonuses, incentives, vacation pay, expense reimbursement or any other compensation in any form or of any other amounts owing to current or former Company Employees.

(h)           The Company and its Subsidiaries are operating in compliance with all occupational health and safety laws in connection with their business.  To the Knowledge of the Company, there are no pending or threatened charges, fines, penalties or assessments against the Company or any of its Subsidiaries under occupational health and safety Laws.  There have been no fatal or critical accidents which have occurred in the course of the operation of the business of the Company or any of its Subsidiaries since 2007 which could reasonably lead to claims, litigation, charges, fines, penalties or assessments under applicable laws.  The Company and each of its Subsidiaries have complied in all material respects with any orders, directives,

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

judgments, decrees, injunctions, decisions, rulings, awards or writs of any Governmental Authority issued under occupational health and safety Laws.

(i)            The Company and its Subsidiaries are in material compliance with all written and oral employment contracts and with all applicable Laws respecting employment/labor standards, human rights/discrimination, employment equity, pay equity and other Laws relating to employment of current or former Company Employees.  The Company has no Knowledge that any current or former Company Employee intends to file any claim against the Company with respect to any past non-compliance with any such employment contracts or applicable Laws.

(j)            All Company Employee Plans are listed in Part 2.14(j) of the Disclosure Schedule.  With respect to each Company Employee Plan, the Company has made available to Parent or Parent’s legal or financial advisor (i)  copies of each Company Employee Plan, including all amendments and a summary of each unwritten Company Employee Plan; (ii) the three most recent annual reports (on Form Series 5500 and all schedules and financial statements attached thereto), if applicable; (iii) the most recent summary plan description together with the summaries of material modifications thereto, if applicable; (iv) all material written service provider agreements relating to each Company Employee Plan, including administrative service agreements, group insurance contracts, trust agreements and other funding documents; (v) all material correspondence, if any, from the last six years to or from any governmental agency relating to any Company Employee Plan; (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

(k)           All Company Employee data necessary to administer each company Employee Plan is in the possession of the Company, its Subsidiaries or agents and is in a form which is sufficient for the proper administration of the Company Employee Plans in accordance with the terms thereof and all applicable Laws and such data is complete and accurate.

(l)            Except as set forth in Part 2.14(l) of the Disclosure Schedule:

(i)            each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with applicable Law, including ERISA and the Code;

(ii)           no Company Employee Plan, and no trustee or administrator thereof, engaged in any non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) within the meaning of Section 406 of ERISA or Section 4975 of the Code;

(iii)         each Company Employee Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or has time remaining to obtain such letter) or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Company’s knowledge, there are no existing circumstances or events that have

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

occurred that could reasonably be expected to adversely affect the qualified status of any such plan;

(iv)          neither the Company nor any of its Subsidiaries or ERISA Affiliates has ever maintained, established, sponsored, participated in, contributed to or had any obligation to contribute to any: (A) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, or Code Section 412 or 430; (B) “multiemployer plan” within the meaning of Section (3)(37)(A) of ERISA; or (C) “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA;

(v)            all current obligations of the Company and its Subsidiaries regarding the Company Employee Plans have been satisfied in all material respects.  All required payments, contributions, premiums or taxes with respect to any Company Employee Plan have been paid or made or properly accrued on the Company’s financial statements.  As of the date hereof, no current outstanding notice of non-compliance, failure to be in good standing or otherwise has been received by the Company or its Subsidiaries from any applicable Governmental Authority in respect of any Company Employee Plan; and

(vi)          no Company Employee Plan provides (except at no cost to any of the Acquired Corporations) any retiree or post-employment medical, dental or life insurance benefits with respect to Company Employees of the Company (other than coverage mandated by Law).

(m)          Except as set forth in Part 2.14(m) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including any severance, unemployment compensation, change in control payment or golden parachute payment) becoming due from the Company under any of the Company Employee Plans or any other program, agreement or arrangement, (ii) increase any benefits otherwise payable under any of the Company Employee Plans or any other program, agreement or arrangement, or (iii) result in the acceleration of the time of payment or vesting of any benefits under any of the Company Employee Plans or any other program, agreement or arrangement.

(n)           With respect to each Company Employee Plan other than the Bonus Plan, other than restrictions under the Code and ERISA, and restrictions under the terms of the Company Employee Plan that restrict amendments which would adversely affect benefits already accrued, credited or granted at the time of the amendment, there are no restrictions on the ability of the plan sponsor to amend or terminate such Company Employee Plan, and the plan sponsor has expressly reserved in itself the right to amend, modify or terminate any such Company Employee Plan, or any portion of it, and has made no material representations which would conflict with or contradict such reservation or right.  There are no pending actions, claims or lawsuits that have been instituted against any of the Company Employee Plans, the assets of any of the trusts under such Company Employee Plans, or the Company in connection with any of the Company Employee Plans (other than routine benefit claims) and, to the Knowledge of the Company, no such actions, claims or lawsuits are threatened.  There are no investigations or

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

audits by any Governmental Authority of any of the Company Employee Plans, any trusts under such Company Employee Plans, or the Company or any Subsidiary in connection with any of the Company Employee Plans that have been instituted and, to the Knowledge of the Company, no such investigations or audits are threatened.  No event has occurred and no condition exists that would subject the Company or any of its Subsidiaries to any tax, fine, penalty or other liability imposed by ERISA, the Code or other applicable law in relation with a Company Employee Plan.  Except for the former employees, consultants and directors of the Acquired Corporations and the number of shares of Class A Common Stock subject to such Company Options held by each such former employee, consultant and director set forth on Part 2.14(n) of the Disclosure Schedule, no Company Options are held by any former employees, directors, officers, consultants or members of the scientific advisory board of the Company or any of its Subsidiaries.

(o)           The Company has no formal plan and has made no promise or commitment, whether legally binding or not, to create any additional Company Employee Plan to improve or materially increase the benefits provided under the Company Employee Plans.

(p)           No Company Employee Plan which is an employee welfare benefit plan under Section 3(1) of ERISA is funded by a trust or is subject to Section 419 or 419A of the Code.

(q)           With respect to each Company Employee Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) (each, a “Section 409A Plan”), each such Company Employee Plan (i) was operated in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder (“Section 409A”) between January 1, 2005 and December 31, 2008 and (ii) has complied in form and operation with the requirements of Section 409A since January 1, 2009.  No amount under any Section 409A Plan is or has been subject to interest or additional Tax under Section 409(a)(1)(B) of the Code and the Company has no obligation to gross up any person for any such Tax.

(r)           Each International Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Company Employee Plan was intended so to qualify) and has been maintained in good standing with applicable regulatory authorities.

2.15        Environmental Matters.

(a)           The following terms shall be defined as follows:

(i)            “Environmental Laws” shall mean any applicable, federal, provincial. state or local governmental Laws (including common Law), permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that regulate the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that regulate the handling, use, manufacturing, processing, storage,

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

treatment, transportation, discharge, release, emission, disposal, re-use, or recycling of Hazardous Materials, including the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended (“CERCLA”), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended (“RCRA”).

(ii)           “Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,”  or “contaminant.”  The term “Hazardous Materials” shall include any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, any asbestos or asbestos containing materials any polychlorinated biphenyls or materials containing polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

(iii)         Each of the Acquired Corporations is in substantial compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by the Acquired Corporations and the activities thereon (collectively, “Company’s Facilities”).  None of the Acquired Corporations has and, to the Company’s knowledge, no third party has discharged, emitted, released, leaked or spilled Hazardous Materials at, from, or onto any of Company’s Facilities such that the discharge, emission, release, leak or spill is reasonably likely to give rise to liability of any of the Acquired Corporations under Environmental Laws.  As of the date hereof, no civil, criminal or administrative action, proceeding or, to the Company’s knowledge, investigation is pending against any of the Acquired Corporations, or, to the Company’s knowledge, is being threatened against any of the Acquired Corporations, with respect to Hazardous Materials or Environmental Laws.

2.16        Insurance.  Part 2.16 of the Disclosure Schedule is a list of all policies of insurance or fidelity bonds maintained by any of the Acquired Corporations.  Such policies are in full force and effect and none of the Acquired Corporations is in default with respect to its obligations under any such policies. As of the date of this Agreement, there is no claim pending under any of such policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  The Company has no Knowledge as of the date of this Agreement of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

2.17        Indebtedness with Affiliates.  None of the Acquired Corporations is indebted to any director, officer or employee of the Acquired Corporations (except for amounts due as salaries and bonuses under employment agreements or employee benefit plans and amounts payable in reimbursement of expenses), and no such director, officer or employee is indebted to any of the Acquired Corporations.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.18        Legal Proceedings.  There is no private or governmental action, lawsuit or other legal proceeding pending (or, to the Company’s knowledge, being threatened) against any of the Acquired Corporations or any of its respective officers or directors (in their capacities as such).  To the Company’s knowledge, there is no governmental investigation pending or being threatened against any of the Acquired Corporations or any of its respective officers or directors (in their capacities as such).

2.19        Regulatory Compliance.

(a)           As to each product candidate subject to the Federal Food Drug and Cosmetic Act (“FDCA”) and the regulations of the FDA promulgated thereunder or similar Laws in any foreign jurisdiction that is or has been developed, manufactured and/or tested by or on behalf of any of the Acquired Corporations (each such product candidate, a “Drug”), each such Drug is being or has been developed, manufactured and/or tested in compliance with all applicable requirements under the FDCA and the regulations of the FDA promulgated thereunder and similar foreign Laws, including those relating to investigational use, good manufacturing practices, good clinical practices, good laboratory practices, labeling, record keeping and filing of required reports.  None of the Acquired Corporations has received any notice or other communication from the FDA or any other Governmental Authority (i) withdrawing the investigational new drug application (“IND”) of any Drug of the Acquired Corporations, (ii) placing any IND of the Acquired Corporations on “clinical hold”, or (iii) otherwise alleging any violation by the Acquired Corporations of any Laws applicable to any Drug.  Complete and correct copies of each submission of the Acquired Corporations to the FDA or any analogous foreign Governmental Authority with respect to each Drug of the Acquired Corporations, and all amendments and supplements thereto, including all related pre-clinical and clinical data, have heretofore been identified, delivered or made available to Parent by the Acquired Corporations.  Complete and correct copies of all written correspondence (including minutes of meetings and substantive telephone calls) received by the Acquired Corporations from the FDA or any analogous foreign Governmental Authority with respect to each Drug of the Acquired Corporations and the responses thereto have heretofore been delivered or made available to Parent by the Acquired Corporations.  Complete and correct copies of all clinical trial agreements and other clinical trial documentation have been delivered or made available to Parent by the Acquired Corporations.

(b)           All human clinical trials conducted by or, to the Company’s knowledge, on behalf of any of the Acquired Corporations have been, and are being, conducted in compliance with the applicable requirements of Good Clinical Practice, Informed Consent, and all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54 and 56 and all comparable state Laws and regulations.

(c)           To the Company’s knowledge, all manufacturing operations conducted for the benefit of any of the Acquired Corporations with respect to any Drug being used in human clinical trials have been and are being conducted in accordance with the FDA’s current Good Manufacturing Practice regulations and guidelines for drug products.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(d)           None of the Acquired Corporations’ officers or employees nor, to the Knowledge of the Company, any of the Acquired Corporations’ agents or clinical investigators acting for the Acquired Corporations, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.  Additionally, none of the Acquired Corporations, nor to the Knowledge of the Company, any officer, employee or agent of the Acquired Corporations has been convicted of any crime or engaged in any conduct that would reasonably be expected to result, or has resulted, in (i) debarment under 21 U.S.C. Section 335a or any similar state Law, or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state Law.

(e)           To the Knowledge of the Company, there are no investigations, suits, claims, actions or proceedings against or affecting the Acquired Corporations relating to or arising under (i) the FDCA or the regulations of the FDA promulgated thereunder or similar Laws or (ii) applicable Laws relating to government health care programs, private health care plans, or the privacy and confidentiality of patient health information.

2.20        Authority; Binding Nature of Agreement; Non-Contravention.  The Company has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.  The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement, assuming it constitutes the valid and binding obligation of the other parties hereto,  constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies.  Except as set forth in Part 2.20 of the Disclosure Schedule, neither (i) the execution and delivery of this Agreement by the Company, nor (ii) the performance of the Company of its obligations hereunder or the consummation by the Company of the Merger, will result in a termination, or a violation by the Company of (A) any provision of the Restated Certificate of Incorporation or Bylaws, (B) any provision of any Company Significant Contract or (C) any Law applicable to the Company, and will not require any registration, declaration or filing with, or any permit, order, authorization, consent or approval of, any Governmental Authority, except for compliance with the applicable requirements of HSR and applicable foreign antitrust or trade regulation Laws.

2.21        Stockholder Approval; Voting Agreements.  The affirmative vote or consent of the holders of (a) at least 66 2/3% of the shares of Company Preferred Stock, voting together as a single class on an as-converted to Class A Common Stock basis; and (b) a majority of the shares of Company Capital Stock, voting together as a single class on an as-converted basis, in each case outstanding on the record date chosen for purposes of determining the stockholders of the Company entitled to vote on the adoption of this Agreement, is the only vote of the holders of any Company Capital Stock necessary under the DGCL and the Restated Certificate of Incorporation to adopt this Agreement (the “Required Stockholder Vote”).  The Company has delivered to Parent executed irrevocable voting agreements in the form attached as Schedule 2.21

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(each a “Voting Agreement” and together, the “Voting Agreements”) from Company Holders evidencing the Required Stockholder Vote.

2.22        Board Approval; Other Approvals.  The board of directors of the Company has (a) approved this Agreement and its execution and delivery and the consummation of the Merger, and the other transactions contemplated by this Agreement, and (b) determined that the Merger is in the best interests of the Company and the stockholders of the Company.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, whether inside or outside the United States (each, a “Governmental Authority”), is required to be obtained or made by the Company at or prior to the Effective Time in order for the Company to execute and deliver this Agreement or to consummate the Merger, except for: (x) the filing of the certificate of merger as provided in Section 1.2(b); (y) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required to be obtained or made by the Company under applicable state securities Laws and the securities Laws of any foreign country; and (z) such filings as may be required under Antitrust Laws (as defined in Section 4.4(b)).

2.23        No Undisclosed Liabilities.  The Acquired Corporations are not subject, as of the date of this Agreement, to any liability, whether absolute, contingent, accrued or otherwise, which is not shown or reflected in the Company Balance Sheet (including the notes thereto) or which is in excess of amounts shown, disclosed or reserved for in the Company Balance Sheet (including the notes thereto), other than (i) any liability incurred in the ordinary course of business after the date of the Company Balance Sheet, (ii) any liability incurred for legal, accounting and other expenses in connection with the transactions contemplated by this Agreement, (iii) any liability that the Company is expressly permitted to incur pursuant to the terms of this Agreement and (iv) performance obligations incurred in the ordinary course of business under the Company Significant Contracts identified in Part 2.23 of the Disclosure Schedule and Company Employee Plans identified in Part 2.14(c) of the Disclosure Schedule.

2.24        Takeover Laws.  No state or foreign takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

2.25        Foreign Corrupt Practices Act.  The Acquired Corporations and, to the Knowledge of the Company, their officers, directors, employees and agents, are in compliance in all material respects with and have not violated in any material respect the Foreign Corrupt Practices Act of 1977 or any similar Laws of any foreign jurisdiction.  No governmental or political official in any country is or has been employed by, acted as a consultant to or, to the Knowledge of the Company, held any beneficial ownership in the Company.  The Acquired Corporations and, to the Knowledge of the Company, their officers, directors, employees and agents, are in compliance in all material respects with and have not violated in any material respect any U.S. anti-money laundering Laws, the U.S. Bank Secrecy Act, the USA PATRIOT Act or the anti-money laundering Laws of any foreign jurisdiction.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.26        Financial Advisor.  Except for Citigroup Global Markets Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

2.27        Disclosure.  To the Knowledge of the Company, this Agreement and the Disclosure Schedules (including the representations and warranties set forth herein and therein), when viewed collectively, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Parent and Merger Sub represent and warrant to Company as of the date of this Agreement and immediately prior to the Effective Time that:

3.1          Due Organization.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

3.2          Authority; Binding Nature of Agreement.  Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.  The execution and delivery by Parent and Merger Sub of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.  This Agreement, assuming it constitutes the valid and binding obligation of the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies. Neither (i) the execution and delivery of this Agreement by Parent or Merger Sub, nor (ii) the consummation of the Merger, will: (A) result in a violation by Parent or Merger Sub of (I) any provision of the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or Merger Sub, (II) any provision of any contract by which Parent or Merger Sub is bound, or (III) any Law applicable to Parent or Merger Sub; or (B) render Parent insolvent or unable to pay its debts as they become due.

3.3          Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has engaged in no other business activities.

3.4          No Authorizations.  Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent or Merger Sub of any of the transactions contemplated hereby, will require on the part of Parent or Merger Sub any registration, declaration or filing with, or any permit, order, authorization, consent or approval of, any Governmental Authority, except for (a) compliance with the applicable requirements of HSR and applicable foreign antitrust or trade regulation Laws, (b) the filing by Parent of such reports and

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) the filing of a notification after the Closing Date pursuant to the Investment Canada Act.

3.5          Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration or, to the Knowledge of Parent, investigation, pending before any Governmental Authority or, to the Knowledge of Parent, threatened in a communication with Parent, against Parent or its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger, Parent’s ability to pay the Merger Consideration or otherwise consummate the Merger or any other transactions contemplated by this Agreement.

3.6          Adequacy of Funds.  Parent has adequate financial resources to satisfy its monetary and other obligations under this Agreement.

3.7          No Brokers.  Except for Deutsche Bank Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 4.       COVENANTS AND AGREEMENTS

4.1          Conduct of Business of the Company.  Except as permitted or contemplated by, or as necessary to comply with this Agreement and the Escrow Agreement, as set forth in Part 4.1 of the Disclosure Schedule or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, without Parent’s prior written consent (which consent shall not be unreasonably withheld, or conditioned or delayed), the Company shall, and shall cause each of the other Acquired Corporations to: (x) conduct its business in the ordinary course consistent with past practice; (y) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Company Significant Contracts; and (z) use commercially reasonable efforts to: (i) maintain and preserve intact its present business organization; (ii) retain the services of its present officers and key employees; and (iii) preserve its relationships with suppliers, licensors, licensees, lessors, clinical trial investigators, managers of its clinical trials, consultants, business associates and others to whom any of the Acquired Corporations has material contractual obligations.  Without limiting the generality of the foregoing, except as permitted or contemplated by or as necessary to comply with, this Agreement and the Escrow Agreement, as set forth in Part 4.1 of the Disclosure Schedule or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, the Company shall not, without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed):

(a)           issue, sell or deliver any shares of Company Capital Stock or securities convertible into, or rights, warrants or options to acquire any shares of Company Capital Stock;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

provided, however, that the Company may issue shares of Company Capital Stock upon (i) the valid exercise of Company Options, the Company Warrants and the IQ Options outstanding as of the date of this Agreement, (ii) the valid conversion of Company Preferred Stock outstanding as of the date of this Agreement, or (iii) the issuance of authorized (as of the date of this Agreement), but unissued shares of the Company’s Series D Preferred Stock pursuant to the Series D Agreement;

(b)           redeem, purchase or otherwise acquire any outstanding shares of Company Capital Stock, or any rights, warrants or options to acquire any shares of Company Capital Stock other than (i) the repurchase of any unvested shares of Company Capital Stock that have failed to vest upon termination of employment in accordance with the terms of agreements governing Company Options as of the date of this Agreement and (ii) those certain rights of redemption granted to IQ pursuant to the IQ Loan Agreement;

(c)           split, combine, subdivide or reclassify any shares of Company Capital Stock;

(d)           incur any accounts payable, accrued expenses or any other current liability outside the ordinary course of business or fail to satisfy accounts payable, accrued expenses and other current liabilities in the ordinary course of business and in conformity with past practice;

(e)           incur any indebtedness for borrowed money or guarantee any indebtedness, other than borrowings under any of the Acquired Corporations’ existing credit facilities, in any case in the ordinary course of business consistent with past practice or the Company’s 2011 monthly financial forecast as set forth in Part 4.1 of the Disclosure Schedule, or issue any debt securities or warrants or other rights to acquire debt securities of the Acquired Corporations;

(f)            sell, transfer, lease, license, mortgage or encumber any Material Company IP Right or any tangible assets that are material to the Current Company Business, except for the incurrence of Permitted Encumbrances;

(g)           make any capital expenditures, except in the ordinary course of business consistent with past practice or the Company’s 2011 monthly financial forecast as set forth in Part 4.1 of the Disclosure Schedule, in an amount not in excess of $250,000 in the aggregate for the Acquired Corporations during any three-consecutive month period;

(h)           make any acquisition (by purchase of securities or assets, merger, consolidation or otherwise) of any other Person, business or division, or merge or consolidate with any other Person;

(i)            make any investment in, or loan or advance (other than advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than in the ordinary course of business consistent with past practice;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(j)            increase in any material manner the compensation of any of Company Employee or enter into, establish, materially amend or terminate any employment, consulting, collective bargaining, bonus or other incentive compensation, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan with, for or in respect of any Company Employee, other than: (i) as required pursuant to applicable Law or the terms of agreements in effect as of the date of this Agreement; (ii) increases in salaries, wages and benefits of employees made in the ordinary course of business consistent with past practice, (iii) entry into, in the ordinary course of business consistent with past practice, offer letters with new employees below the level of Vice President, or (iv) as reasonably necessary to comply with clauses (z)(i) and (ii) of Section 4.1;

(k)           make or change any material election concerning Taxes or Tax Returns (other than elections made in the ordinary course of business);

(l)            make any material changes in financial or Tax accounting methods, principles or practices or change an annual accounting period, except insofar as may be required by a change in GAAP or applicable Law;

(m)          amend the Restated Certificate of Incorporation or Bylaws;

(n)           enter into any contract or agreement that would be a Company Significant Contract if it had been in existence on the date of this Agreement, or prematurely terminate or amend any Company Significant Contract, except in the ordinary course of business consistent with past practice;

(o)           settle or compromise any claims or litigation or adverse proceeding, or waive, release or assign any rights or claims under any Company Significant Contract, including granting any covenant not to sue except (i) in the ordinary course of business consistent with past practice, or (ii) as required by applicable Law or any judgment by a Governmental Authority;

(p)           adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(q)           enter into any (1) contract for the purchase or lease of real property or (2) extend or enter into an option to extend any Real Property Lease Agreement for a period longer than one year from the scheduled initial expiration date of the term of such lease; or

(r)           declare, set aside for payment, pay or agree to declare, set aside for payment or pay, any dividend on, or make any other distribution in respect of, any shares of Company Capital Stock or otherwise make any payments to its shareholders in their capacity as such;

(s)           agree, in writing or otherwise, to take any of the actions described in clauses “(a)” through “(r)” of this sentence.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

4.2          Access to Information.  During the period from the date of this Agreement until the Effective Time, the Company shall afford Parent and its personnel, accountants, counsel and other representatives, subject to applicable Law, reasonable access during normal business hours and on reasonable advance notice to the Company’s properties, books and records and all other existing information concerning the business, properties and personnel of the Company as Parent may reasonably request; provided, however, that in exercising access rights under this Section 4.2, Parent shall not be permitted to interfere unreasonably with the conduct of the business of the Company.  Parent shall hold information received pursuant to this Section 4.2 in confidence in accordance with the terms of that certain Confidentiality Agreement, dated January 26, 2009, between the Company (acting through Gemin X Pharmaceuticals US, Inc.) and Parent (the “Confidentiality Agreement”).

4.3          Public Disclosure.  Neither Company nor Parent shall, without the prior written approval of the other party, make any press release, public statement or any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated by this Agreement, except as and to the extent that any party shall be so obligated by Law or the rules of any stock exchange; provided, however, that the Company and Parent shall be permitted to make public statements and disclosures consistent with the content of the press release announcing the transaction contemplated by this Agreement from and after the issuance of such press release.  In the event of a disclosure required by Law or the rules of any stock exchange, the disclosing party shall advise the other party, submit a draft of such disclosure to the other party and consider any reasonable comments timely received from such other party; provided that in the event the disclosing party does not receive comments from such other party within one (1) business day of submission of draft disclosure to such other party, the disclosing party may make such required disclosure.

4.4          Consents; Regulatory Approval; Further Assurances.

(a)           Parent and the Company shall use commercially reasonable efforts to satisfy the conditions to the Merger, effectuate the Merger and make effective the other transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, each party to this Agreement shall: (i) make any filings and give any notices required to be made or given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use commercially reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable Law, contract or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.  Each of Parent and the Company shall promptly deliver to the other (or, based on reasonable confidentiality concerns, its outside counsel) a copy of each such filing made, each such notice given and each such consent obtained during the period from the date of this Agreement until the Effective Time.

(b)           Each party shall use commercially reasonable efforts in filing, as promptly as practicable after the date of this Agreement, all notices, reports and other documents that the parties deem to be necessary or advisable to be filed with any Governmental Authority with

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Authority.  Without limiting the generality of the foregoing, promptly after the date of this Agreement, but in no event later than ten (10) business days after the date of this Agreement, Parent and the Company shall cause to be prepared and filed the notifications that the parties deem necessary or advisable under HSR or any other statute, regulation, order, or decree, whether foreign or based on United States Law, that is designed to prohibit, restrict, or regulate actions having the potential purpose or effect of monopolization, restraint of trade, or lessening of competition (collectively, “Antitrust Laws”) in connection with the Merger.  Parent and the Company shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or any other Governmental Authority in connection with Antitrust Laws.  Each of the Company (to the extent it has Knowledge of such facts) and Parent shall: (A) give the other party prompt notice of any investigation or other legal proceeding by or before any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement; (B) keep the other party informed as to the status of any such legal proceeding; and (C) promptly inform the other party or its counsel of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the Merger.  The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted by either of them in connection with any legal proceeding under or relating to HSR or any other of the Antitrust Laws.  In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, in connection with any proceeding with any Governmental Authority under or relating to HSR or any other of the Antitrust Laws relating to the Merger to which either the Company or Parent is a party, each of the Company and Parent will permit authorized representatives of the other party to be present at each meeting, conference or other communication relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such legal proceeding.  Moreover, without limiting the generality of the foregoing, each of Parent and the Company shall, if any administrative, regulatory, or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any of the transactions contemplated by the Agreement as violative of any Antitrust Laws, use their commercially reasonable efforts to cooperate to vigorously contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any of the transactions contemplated by this Agreement.

4.5          Indemnification of Officers and Directors of the Company.

(a)           From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and the Acquired Corporations pursuant to the applicable provisions in any agreement with the Company  or the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

other Acquired Corporations identified in Part 4.5 of the Disclosure Schedule or in the Company’s Certificate of Incorporation or Bylaws or organization documents of each other Acquired Corporation providing for the indemnification of its respective officers or directors (the current and former officers and directors of the Company and the other Acquired Corporations, and all other persons entitled to be indemnified pursuant to such provisions being referred to each as an “Indemnified Party” and collectively as the “Indemnified Parties”).  Without limiting the foregoing, Parent agrees that all rights to indemnification (including any obligations to advance funds for expenses) and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnified Parties as provided in any agreement with the Company or the other Acquired Corporations identified in Part 4.5 of the Disclosure Schedule or in the Company’s Certificate of Incorporation or Bylaws or organizational documents of each other Acquired Corporation will, from and after the Effective Time, be assumed by the Surviving Corporation in the Merger without further action on the part of any Person and will survive the Merger and the transactions contemplated hereby and will continue in full force and effect in accordance with their respective terms and such rights will not be amended or modified in any manner that would adversely affect the rights of the Indemnified Parties.

(b)           Without limiting the effect of Section 4.5(a), commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (i) any action or omission or alleged action or omission on the part of a director, officer or employee of the Company or other Acquired Corporation (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the date of this Agreement); or (ii) any of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, neither Parent nor the Surviving Corporation in the Merger shall be obligated to indemnify any Indemnified Parties under this Section 4.5 for (i) any acts that were not taken by such Indemnified Parties in good faith and in a manner that such Indemnified Parties reasonably believed to be in or not opposed to the best interests of the Company or which such Indemnified Parties had reasonable cause to believe was unlawful or (ii) for any settlement effected without Parent’s written consent (which consent shall not be unreasonably withheld).  Each Indemnified Party shall provide notice to Parent of any matters as to which such Indemnified Party intends to seek indemnification from Parent or the Surviving Corporation as contemplated by this Section 4.5.

(c)           The Company shall obtain a prepaid tail policy prior to the Effective Time that provides the Indemnified Parties with directors’ and officers’ liability insurance for a period ending no earlier than the sixth anniversary of the Effective Time on substantially the same terms as provided to Parent prior to the date of this Agreement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(d)           Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys’ fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 4.5.

(e)           If Parent or the Surviving Corporation or any of the successors or assigns of Parent or the Surviving Corporation (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any other Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) shall assume all of the obligations set forth in this Section 4.5.  This Section 4.5: (A) shall survive the consummation of the Merger and the Effective Time; (B) is intended for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and representatives; (C) shall be binding on all successors and assigns of Parent and the Surviving Corporation; and (D) provides rights that are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Indemnified Party, or any heir or representative of any Indemnified Party, may have by contract or otherwise.

4.6          Employee Benefits Arrangements.

(a)           The Company shall take all actions necessary to terminate the 401(k) Plan for the employees of Gemin X Pharmaceuticals US, Inc. effective as of a date not later than the day immediately prior to the Closing Date.

(b)           At the Effective Time, Parent shall offer employment with the Surviving Corporation or another Acquired Corporation to all employees of the Company and its Subsidiaries who are listed on Part 4.6(b)(i) of the Disclosure Schedule.  The Company shall take all actions necessary to terminate the employment or services of all employees of and individual consultants to the Company and its Subsidiaries who are not listed on Part 4.6(b)(i) of the Disclosure Schedule such that the terminations of employment occurs prior to the Effective Time.  The Closing Date Merger Consideration shall be reduced (without duplication based on other reductions) by the amount of all costs associated with the employment or services and the termination of employment or services of the employees and consultant identified in Part 4.6(b)(ii) of the Disclosure Schedule that are unpaid as of the Closing Date, including, but not limited to, severance and change in control benefits payable to such individuals pursuant to any Company Employee Plan or otherwise (“Company Severance Payments”).  The Closing Date Merger Consideration shall not be reduced by the amount of the cost of severance benefits payable to all other employees and consultants whose employment or service is terminated pursuant to this Section 4.6(b) pursuant to any Company Employee Plans or other Company policy described on Part 2.13(b) of the Disclosure Schedule or by operation of law, it being understood that obligations with respect to the Contingent 2010 Bonuses and the Bonus Plan are addressed through other provisions of this Agreement.

(c)           Parent shall take commercially reasonable steps, to: (i) enroll all employees of the Company or its Subsidiaries identified on Part 4.6(b)(i) of the Disclosure

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule who are employed by the Surviving Corporation or another Acquired Corporation upon and after the Effective Time (“Continuing Employees”) in Parent’s plans, programs, policies, practices, contracts, agreements and other arrangements providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, termination pay, performance awards, bonuses, incentive, stock option, stock purchase, stock bonuses, phantom stock, stock appreciation rights, supplemental retirement benefits, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA (the “Parent Employee Plans”), to the extent applicable, which are provided to similarly situated employees of Parent; (ii) cause any pre-existing conditions or limitations, evidence of insurability, exclusions and waiting periods with respect to participation and coverage requirements under any Parent Employee Plans to be waived with respect to Continuing Employees and their eligible dependents; (iii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles, co-payments and annual out-of-pocket limits for expenses incurred under a similar Company Employee Plan to the extent such deductibles, co-payments and annual out-of-pocket limits are applicable under the comparable Parent Plan; and (iv) give each Continuing Employee service credit for such Continuing Employee’s employment with the Acquired Corporations for purposes of eligibility to participate, vesting credit and entitlement to benefits (but excluding benefit accruals) under each applicable Parent Employee Plan, as if such service had been performed with Parent.

(d)           The provisions of this Section 4.6 are for the sole benefit of the parties to the Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to Continuing Employees prior to or following the Effective Time or (ii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Company or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 4.6) under or by reason of any provision of this Agreement.

4.7          No Solicitation.

(a)           During the period from the date of this Agreement until the Effective Time, the Company agrees that it shall not, nor shall it authorize or permit any of the Acquired Corporations, or its or their employees, officers, directors or representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the communication, making, submission or announcement of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction; (ii) provide any information to any Person relating to a possible Acquisition Transaction, (iii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or (iv) review, consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.  The Company

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

shall promptly notify Parent in writing of any communication, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company, any other Acquired Corporation, or any employee, officer, director or representative of any Acquired Corporation during the period from the date of this Agreement until the Effective Time.

(b)           The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Transaction.

(c)           The Company shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction (other than a transaction or series of transactions described in clause (b) of the definition of “Acquisition Transaction” intended principally for equity financing purposes) within the two (2) year period immediately prior to the date of this Agreement to return to the Company or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company within the two (2) year period immediately prior to the date of this Agreement.

4.8          Company Stockholder Consents.

(a)           In accordance with and in satisfaction of the requirements of Section 262 of the DGCL, the Company covenants and agrees to cause a written notice to be delivered no later than ten (10) business days following the date hereof to each stockholder of the Company and to deliver any additional notice or other information to the stockholders of the Company as may be required by the DGCL.  The Company shall cause to be delivered to each holder of Company Preferred Stock all notices relating to this Agreement and the Merger required by the Certificate of Incorporation and other applicable organizational documents.

(b)           The Company agrees to use its reasonable best efforts to obtain the affirmative vote or consent of the holders constituting the Required Stockholder Vote as promptly as possible following the date of this Agreement. The Company shall provide the stockholders of the Company with such disclosure materials as shall be required by applicable Laws.  The Company shall submit to Parent the form of any written notice and other disclosure materials to be transmitted to stockholders pursuant to this Section 4.8 as promptly as possible following the date of this Agreement and in any event prior to delivery thereof to the stockholders and shall not transmit to its stockholders any such notice or disclosure material to which Parent reasonably objects.  The board of directors of the Company shall recommend the adoption of this Agreement by the Company’s stockholders and shall not withdraw or modify in any manner, or publicly propose to withdraw or modify in any manner, such recommendation, except as may be required by applicable Laws.  If any “fair price,” “moratorium” or “control share acquisition” statute or other similar anti-takeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, the Company and its board of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

(c)           In the event that the Required Stockholder Vote has not been obtained within 30 days following the date of this Agreement, upon the written request of Parent, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders’ Meeting”) for the purpose of approving the Merger and adopting this Agreement and, in connection therewith, shall deliver to its stockholders all disclosure materials required by applicable Laws.  The Company shall, through its board of directors, recommend to the stockholders adoption of this Agreement at the Stockholders’ Meeting and the Company shall solicit the approval and adoption of this Agreement by the requisite number of stockholders as required by the Certification of Incorporation and the DGCL.

(d)           Prior to the Closing, the Company may submit for approval by its stockholders any payments of cash or stock contemplated by this Agreement to the extent such payments could constitute a “parachute payment” pursuant to Section 280G of the Code (each a “Parachute Payment”).

4.9          Escrow Agreement.  At or before the Effective Time, Parent and the Stockholders’ Representative shall, and shall use commercially reasonable efforts to cause the Escrow Agent to, execute the Escrow Agreement.

4.10        Payoff Letters.  On or prior to the Closing Date, the Company shall deliver to the Parent and Merger Sub one or more payoff letters signed by the financing sources with respect to all Third Party Debt (other than amounts described in clause “(vii)” and, as it relates to clause “(vii)”, clause “(viii)” of the definition of “Third Party Debt”) setting forth, in the aggregate, all amounts necessary to be paid in order to fully pay such Third Party Debt as of the Closing Date and providing that, upon such payment, such Third Party Debt will be extinguished and all liens relating thereto will be released (the “Payoff Letters”).

4.11        Termination of the Investor Rights Agreement and the Shareholder Agreement.  Prior to the Effective Time, the Company shall take all actions necessary to terminate the Series D Agreement, the Investor Rights Agreement and the Shareholders Agreement effective as of the Effective Time in accordance with their respective terms.  In addition, the Company agrees that it shall not amend the Consent among Oxford Finance Corporation and the Acquired Corporations dated as of March 20, 2011 (the “Oxford Consent”) without the prior written consent of Parent.

4.12        Bonus Plan.  At and following the Closing, Parent shall cause the Surviving Corporation (or, if applicable, another Acquired Corporation) to pay (a) the Bonus Plan Participants the cash payments required to be made pursuant to the terms of the Bonus Plan as provided by this Agreement, subject to delivery by a Bonus Plan Participant of an executed release of claims in the form provided in the Bonus Plan to Parent, (b) the Contingent 2010 Bonuses and (c) the Company Severance Payments.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

4.13        Delivery of Monthly Financial Statements.  Within thirty (30) days after each month end between the date of this Agreement and the Closing Date, the Company shall deliver to Parent an unaudited balance sheet, statement of operations and statement of cash flows of the Company for each respective monthly period.

4.14        Confidentiality.  Notwithstanding the Confidentiality Agreement, (A) the Company may disclose confidential information to its equity holders in connection with soliciting the Required Stockholder Vote and (B) the Company may, with the prior written consent of Parent, disclose a copy of this Agreement or the terms of this Agreement and the transactions contemplated under this Agreement to any third parties in connection with obtaining any consents to permit the consummation of the Merger or to otherwise comply with its obligations under this Agreement.

4.15        Transaction Costs; Allocation Schedule.  The Company shall deliver to Parent within five (5) days prior to the Closing Date a written schedule that details all of the unpaid costs and expenses due to attorneys, accountants, bankers or any other advisor incurred by any of the Acquired Corporations in connection with the transactions contemplated by this Agreement (the “Transaction Costs”), including estimates of costs and expenses to be incurred for services to be performed from the date of such written schedule through the Closing Date.  The Company shall deliver to Parent on the Closing Date an updated version of such written schedule (the “Transaction Schedule”) that details all of the unpaid Transaction Costs as of the Closing Date.  For avoidance of doubt, “Transaction Costs” shall include any costs and expenses that are payable or may become payable by any of the Acquired Corporations for services that were performed on or prior to the Closing Date, even if the invoice for such fees is not issued until after the Closing Date.  On or prior to the Closing Date, the Company shall deliver a final copy of the Allocation Schedule detailing, for each Company Holder and Bonus Plan Participant as of the Effective Time, the amount of Merger Consideration due and the respective contributions to the Escrow Fund and Administrative Expense Account, which shall reflect the conversion of any Canadian dollar amounts into U.S. dollars.  At and following the Closing, Parent shall cause the Surviving Corporation (or, if applicable, another Acquired Corporation) to pay the Transaction Costs.

4.16        Data Room.  The Company shall prepare one or more CD ROMS (or other digital media format) containing electronic copies of the Data Room as of the date of this Agreement and deliver such CD ROMS to Parent and the Stockholders’ Representative on or prior to the Closing Date.

4.17        Allocation of Certain Items for Purposes of Consolidated Return Rules.  For purposes of Section 1.1502-76(b) of the Treasury Regulations, Parent and Company agree to consistently allocate tax items attributable to payments made on or after the Closing Date of (i) Bonus Plan Amounts, and (ii) in respect to Company Options, under the “next day rule” to the portion of the day following the Effective Time.

4.18        Redomestication of Canadian Subsidiary.  The Acquired Corporations shall use reasonable efforts to take the actions requested by and at the expense of Parent related to the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

redomestication of Gemin X Pharmaceuticals Canada Inc. to the corporate laws of a different province in Canada effective as of immediately prior to the Effective Time.

SECTION 5.         CONDITIONS TO THE MERGER

5.1          Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)           this Agreement shall have been adopted by the Required Stockholder Vote;

(b)           any waiting period (and any extension of such period) under HSR applicable to the transaction contemplated by this Agreement shall have expired or shall have been terminated;

(c)           (i) the time period during which holders of Company Capital Stock are entitled to deliver demands for appraisal of their Company Capital Stock to the Company pursuant to Section 262 of the DGCL shall have terminated and holders of more than ten percent (10%) of the outstanding Company Common Stock as of immediately prior to the Effective Time (assuming the conversion of all of the shares of Company Preferred Stock) shall not have delivered to the Company a demand for appraisal of their shares of Company Capital Stock pursuant to Section 262 of the DGCL or (ii) the affirmative vote or consent to adopt this Agreement in accordance with the DGCL shall have been obtained from the holders of at least 90% of the shares of Company Capital Stock outstanding on the record date chosen for purposes of determining the stockholders of the Company entitled to vote on the adoption of this Agreement, voting together as a single class on an as-converted basis; and

(d)           no temporary restraining order or permanent injunction or other order issued by any U.S. federal or state Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

5.2          Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)           Accuracy of Representations.

(i)            the representations and warranties of the Company contained in Sections 2.1 (Due Organization; Organizational Documents), 2.2 (Capitalization; Stockholder Information), 2.3 (Financial Statements), 2.5 (Tangible Property), 2.7(c) and (d) (Intellectual Property), 2.20 (Authority; Binding Nature of Agreement; Non-Contravention), 2.21 (Stockholder Approval; Voting Agreements), 2.22 (Board Approval; Other Approvals), 2.24 (Takeover Laws), 2.25 (Foreign Corrupt Practices Act) and 2.26 (Financial Advisor) of this

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date); and

(ii)           the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), except as the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(b)           the Company shall have performed in all material respects and shall not have materially breached any obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c)           Parent shall have received a certificate, signed on behalf of the Company by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Sections 5.1(a), 5.2(a), 5.2(b) and 5.2(e);

(d)           there shall not be any legal, administrative, arbitral or other proceeding pending before any Governmental Authority in which a Governmental Authority is a party that would or would reasonably be expected to: (i) restrain, enjoin, prevent, prohibit or make illegal the consummation of the Merger or the other transactions contemplated by this Agreement; or (ii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of all shares of the Surviving Corporation;

(e)           between the date of this Agreement and the Effective Time, there shall have been no Company Material Adverse Effect;

(f)            the Company shall have received and delivered to Parent and Merger Sub consents, in form and substance reasonably satisfactory to Parent and Merger Sub, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which the Company is a party or by which the Company or any of its respective assets or properties is affected and which are specified in Part 5.2(f) of the Disclosure Schedule, and the representations and warranties of the Acquired Corporations set forth in the Oxford Consent shall be true and correct in all material respects on the Closing Date;

(g)           the Company’s Series D Agreement, Investor Rights Agreement and the Shareholder Agreement shall have been duly terminated by the Company and the investors and stockholders, as applicable, party thereto in accordance with their respective terms and all rights to acquire the securities of the Company under such agreements or under the Series E Agreement shall have terminated;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(h)                                 Parent shall have received the Payoff Letters in accordance with Section 4.10;

(i)                                    the Escrow Agent and Stockholders’ Representative shall have executed and delivered to Parent the Escrow Agreement;

(j)                                    Parent shall have received a certificate, meeting the requirements of Section 1445(b)(3) of the Code and Section 1.1445-2(c)(3) of the Treasury Regulations, to the effect that none of the Company Capital Stock, Company Options or Company Warrants is a United States real property interest for purposes of Sections 897 and 1445 of the Code and applicable Treasury Regulations, together with proof reasonably satisfactory to Parent that the Company has provided notice of such certification to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); and (2) if applicable, any certificate, affidavit or other documentation required to establish that no withholding is required under similar provisions of United States state and local Tax laws and of the Tax laws of jurisdictions outside the United States;

(k)                                the IQ Options have been exercised or terminated and have no further rights other than the rights of Company Holders set forth herein;

(l)                                    the Parent shall have received the Transaction Schedule in accordance with Section 4.15;

(m)                              the Parent shall have received from the Company (1) a final copy of the Allocation Schedule as of the Effective Time and (2) a written certificate from an executive officer of the Company dated as of the Closing Date certifying the accuracy of the Allocation Schedule and attaching such Allocation Schedule as an exhibit thereto; and

(n)                                 Parent shall have received the audited consolidated balance sheet, statement of operations and statement of cash flows for the Company as of and for the fiscal year ended December 31, 2010.

5.3                               Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                                  Accuracy of Representations.

(i)                                    the representations and warranties of Parent and Merger Sub contained in Sections 3.1 (Due Organization), 3.2 (Authority; Binding Nature of Agreement), 3.3 (Merger Sub), 3.4 (No Authorizations) and 3.7 (No Brokers) of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date); and

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(ii)                                the other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), except as the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger; provided, however, that for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(b)                                  Parent and Merger Sub shall have performed in all material respects and shall not have materially breached any obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c)                                  the Company shall have received a certificate, signed on behalf of Parent by an executive officer of Parent, certifying as to the matters set forth in Sections 5.3(a) and 5.3(b); and

(d)                                  the Escrow Agent and Parent shall have executed and delivered to the Stockholders’ Representative the Escrow Agreement.

5.4                               Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to perform any of its obligations under this Agreement.

SECTION 6.                      TERMINATION

6.1                               Termination.  This Agreement may be terminated and the transactions  contemplated by this Agreement abandoned at any time prior to the Effective Time:

(a)                                  by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors;

(b)                                  by either of the Company or Parent if the Merger shall not have been consummated on or before June 30, 2011 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(c)                                  by either of the Company or Parent if any Restraint having the effect set forth in Section 5.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to a party if the imposition of such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(d)                                  by Parent if: (i) there is an inaccuracy in any of the representations or warranties of the Company in this Agreement such that the condition set forth in Section 5.2(a) would not be satisfied; or (ii) there has been a breach by the Company of any of its covenants in this Agreement such that the condition set forth in Section 5.2(b) would not be satisfied (the events described in clauses “(i)” and “(ii)” of this sentence being referred to as a “Terminating Company Breach”); provided, however, that if such Terminating Company Breach is curable and can reasonably be expected to be cured by the Company by the Outside Date through the exercise of reasonable efforts, Parent may not terminate this Agreement under this Section 6.1(d); for so long as the Company continues to exercise such reasonable efforts; or

(e)                                  by the Company if: (i) there is an inaccuracy in any of the representations or warranties of Parent or Merger Sub in this Agreement such that the condition set forth in Section 5.3(a) would not be satisfied; or (ii) there has been a breach by Parent or Merger Sub of any of their respective covenants in this Agreement such that the condition set forth in Section 5.3(b) would not be satisfied (the events described in clauses “(i)” and “(ii)” of this sentence being referred to as a “Terminating Parent Breach”); provided, however, that if such Terminating Parent Breach is curable and can reasonably be expected to be cured by Parent or Merger Sub by the Outside Date through the exercise of reasonable efforts, the Company may not terminate this Agreement under this Section 6.1(e); for so long as Parent or Merger Sub continues to exercise such reasonable efforts.

6.2                               Effect of Termination.  In the event of the termination of this Agreement as provided in Section 6.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of Section 8, which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that nothing shall relieve any party hereto from liability for any breach of Section 4.7 (No Solicitation), Section 4.8 (Company Stockholder Consents) or Section 4.14 (Confidentiality) or any willful, material breach of this Agreement.

SECTION 7.                      INDEMNIFICATION, ETC.

7.1                               Expiration of Representations, Etc.  Subject to Section 7.3, the survival period for representations and warranties of the Company set forth in this Agreement shall terminate and expire and such representations and warranties shall cease to have any further force or effect (a) thirty (30) days after the expiration of the statute of limitations (giving effect to any tolling thereof) after the Effective Time with respect to the matters covered by Section 2.12 (Tax Matters) and Section 2.14 (Employee and Labor Matters; Benefit Plans), (b) five (5) years from the Effective Time with respect to the matters covered by Section 2.15 (Environmental Matters), (c) on the first anniversary of the date of the first commercial sale of the Product with respect to the matters covered by Sections 2.7(c) and (d) (Intellectual Property), and (d) subject to clauses (a), (b), and (c) of this Section 7.1 and the next sentence in this Section 7.1, eighteen (18) months after the Effective Time with respect to all other representation and warranties and covenants set forth in this Agreement (the date of each such expiration, a “Termination Date”); provided,

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

however, that if at any time prior to the applicable Termination Date, Parent has duly delivered to the Stockholders’ Representative a valid Notice of Indemnification Claim (as defined in, and satisfying the requirements set forth in, Section 7.6(a)), then the specific indemnification claim asserted in such Notice of Indemnification Claim shall survive the Termination Date until such time as such claim is resolved.  The parties agree that the survival period shall be an indefinite period from the Effective Time with respect to the matters covered by Section 2.2 (Capitalization; Stockholder Information), and with respect to any willful breach of any representation or warranty in this Agreement.  It is the express intent of the parties that, if the applicable survival period for an item as contemplated by this Section 7.1 is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated hereby.  The parties further acknowledge that the time periods set forth in this Section 7.1 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.  The period of time prescribed for the commencement of any action directly or indirectly based upon the representations and warranties of the Company set forth in this Agreement, regardless of the nature of the claims or causes of action alleged therein, and regardless of whether under this Agreement or otherwise, shall expire on the applicable Termination Date.

7.2                               Indemnification.  From and after the Effective Time (but subject to Section 6.2, Section 7.1 and the other provisions of this Section 7), the Parent Indemnified Parties shall be entitled to be indemnified and held harmless against any Damages (as defined below) incurred by Parent as a result of:

(a)                                  any breach of the representations and warranties of the Company set forth in Section 2 of this Agreement or any breach of the covenants of the Company or the Acquired Corporations set forth in this Agreement, provided, that the Company shall not indemnify Parent Indemnified Parties for Damages incurred as a result of any actions properly and appropriately taken directly with respect to the operation of the Current Company Business that were previously approved in writing and executed by an executive officer of Parent.  For purposes of this Section 7, “Damages” shall mean losses, damages, costs, expenses (including reasonable attorneys fees), obligations, judgments, liabilities, settlement payments, awards, fines, penalties, Taxes or deficiencies or other charges, (i) net of any amount of any insurance proceeds, indemnification payments, contribution payments and other similar payments recoverable by Parent Indemnified Parties in connection with the facts or circumstances giving rise or otherwise relating to such losses or damages and (ii) excluding any exemplary or punitive damages;

(b)                                  any action, claim, suit, proceeding instituted, on or at any time after the Effective Time, by any Company Holder against any officer or director of the Company on the basis that such officer or the board of directors of the Company breached his or its fiduciary duty on or prior to the Closing Date by authorizing and approving (i) this Agreement, (ii) the transactions contemplated hereby and thereby or (iii) any amendments or modifications to the terms of any of the Company Capital Stock in contemplation of the transactions contemplated

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

under this Agreement or in order to obtain the support or approval of Company Holders for any of such transactions;

(c)                                  any inaccuracy of the Company’s reporting and calculation of the Closing Date Merger Consideration due to each Company Holder and Bonus Plan Participant as set forth on the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m); and

(d)                                  the matter set forth in Part 2.18 of the Company Disclosure Schedule; provided, however, that the Parent Indemnified Parties shall be entitled to be indemnified and held harmless against only $**** plus ****% of the Damages in excess of $**** incurred by Parent as a result of this matter.

7.3                               Limitations on Liability.

(a)                                  From and after the Effective Time, the right of Parent Indemnified Parties to be indemnified pursuant to this Section 7 shall be the sole and exclusive remedy with respect to any breach of any representation or warranty of the Company set forth in, or any breach by the Company or the other Acquired Corporations of, this Agreement, provided that, notwithstanding any other provision in this Agreement, the limitations in Section 7.1 and this Section 7.3 shall not apply in the case of fraud, gross negligence or intentional misconduct by the Company, any of the Acquired Corporation or any of their officers, directors, employees or agents.  No current or former stockholder, director, officer, employee, affiliate or advisor of the Company shall have any personal or individual liability of any nature to any Parent Indemnified Party with respect to any breach of any representation or warranty set forth in, or any breach by the Company of this Agreement.  Should the Closing occur, recourse by Parent Indemnified Parties to the Escrow Fund and an offset against up to 10% of any unpaid Milestone Payments (pursuant to Section 1.9(c) of this Agreement) shall be Parent Indemnified Parties’ sole and exclusive remedy for any Damages resulting from the matters referred to in Section 7.2 or resulting from any breach of this Agreement by the Company.  Notwithstanding anything to the contrary set forth herein, in no event will any Parent Indemnified Party have any recourse to recover directly from any Escrow Participant any Damages resulting from the matters referred to in Section 7.2 or from any breach of this Agreement by the Company from any Merger Consideration that has been paid to such Escrow Participant, except in the event of fraud by such Escrow Participant.

(b)                                  Without limiting the effect of any other limitation set forth in this Section 7, the indemnification provided for in Section 7.2(a) with respect to any breach of the representations and warranties of the Company shall not apply, and Parent Indemnified Parties shall not be entitled to exercise any indemnification rights under this Agreement for any such breach, except to the extent that the aggregate amount of all claims for Damages against which Parent Indemnified Parties would otherwise be entitled to be indemnified under Section 7.2 exceeds Two Million Two Hundred and Twenty-Five Thousand United States Dollars ($2,250,000) (the “Deductible”).  If the aggregate amount of all claims for Damages exceeds the Deductible, then Parent shall, subject to the other limitations set forth in this Agreement, be entitled to be indemnified only against the portion of such Damages in excess of the Deductible.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(c)                                  The amount of any Damages that are subject to indemnification under this Section 7 shall be calculated net of the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements received or receivable by Parent Indemnified Parties in connection with such Damages or any of the events or circumstances giving rise or otherwise related to such Damages.  The Parent Indemnified Parties shall seek, and shall cause each of their respective affiliates to seek, full recovery under all insurance policies covering any Damages to the same extent as they would if such Damages were not subject to indemnification hereunder.  In the event that an insurance recovery is made by Parent Indemnified Parties with respect to any Damages for which any Parent Indemnified Party has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be deposited promptly with the Paying Agent for distribution to the Escrow Participants.  The amount of any Damages that are subject to indemnification under this Section 7 shall be calculated net of any Tax benefit received or receivable by a Parent Indemnified Party in connection with such Damages or any of the events or circumstances giving rise or otherwise related to such Damages.

7.4                               Defense of Third Party Claims.  Promptly after Parent Indemnified Party, the Surviving Corporation or any affiliate of Parent or the Surviving Corporation receives notice or otherwise obtains Knowledge of any actual or possible claim, demand, suit, action, arbitration, investigation, inquiry or proceeding that has been or may be brought or asserted by a third party against a Parent Indemnified Party and that may give rise to an indemnification claim by Parent Indemnified Party under this Section 7 (any such actual or possible claim, demand, suit, action, arbitration, investigation, inquiry or proceeding by a third party being referred to as a “Third-Party Claim”), Parent, or the Parent Indemnified Party, shall deliver to the Stockholders’ Representative a written notice stating in reasonable detail the nature and basis of such Third-Party Claim and the dollar amount of such Third-Party Claim, to the extent known.  The timely delivery of such written notice by Parent, or the Parent Indemnified Party, to the Stockholders’ Representative shall not limit the Parent Indemnified Party’s right to be indemnified under this Section 7 with respect to such Third-Party Claim or any of the facts or circumstances giving rise to such Third-Party Claim, except to the extent the Stockholders’ Representative or the Escrow Participants are materially prejudiced by the failure of such timely delivery.  The Stockholders’ Representative shall have the right, at the Stockholders’ Representative’s option, at any time to assume the defense of any such Third-Party Claim for which the Parent Indemnified Party may be indemnified hereunder with its own counsel.  If the Stockholders’ Representative elects to assume the defense of any such Third-Party Claim, then:

(a)                                  the attorneys’ fees of the Stockholders’ Representative’s counsel and other defense costs incurred by the Stockholders’ Representative shall be payable by the Escrow Participants without the requirement of any consent or approval by Parent or any other Person;

(b)                                  notwithstanding anything to the contrary contained in this Agreement, a Parent Indemnified Party shall not be entitled to be indemnified for any costs or expenses incurred by the Parent Indemnified Party in connection with the defense of such Third-Party Claim following the Stockholders’ Representative’s election to assume the defense of such Third-Party Claim;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(c)                                  the Parent Indemnified Party shall be entitled to monitor (but not control) such defense at its own expense;

(d)                                  the Parent shall make available (including by electronic means, to the extent available) to the Stockholders’ Representative all books, records and other documents and materials that are under the direct or indirect control of Parent or any of Parent’s Subsidiaries or other affiliates and that the Stockholders’ Representative considers reasonably necessary or desirable for the defense of such Third-Party Claim;

(e)                                  the Parent Indemnified Party shall execute such documents and take such other actions as the Stockholders’ Representative may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Third-Party Claim;

(f)                                    the Parent Indemnified Party shall otherwise cooperate as reasonably requested by the Stockholders’ Representative in the defense of such Third-Party Claim;

(g)                                 the Parent Indemnified Party shall not admit any liability with respect to such Third-Party Claim; and

(h)                                 the Stockholders’ Representative shall not enter into any settlement agreement providing for the settlement of such Third-Party Claim without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned) if such settlement agreement imposes on any Parent Indemnified Party any obligation.

If the Stockholders’ Representative elects not to assume the defense of such Third-Party Claim, then Parent, or Parent Indemnified Party, shall proceed to defend such Third-Party Claim with the assistance of counsel satisfactory to the Stockholders’ Representative; provided, however, that neither Parent nor the Parent Indemnified Party shall settle, adjust or compromise such Third-Party Claim, or admit any liability with respect to such Third-Party Claim, without the prior written consent of the Stockholders’ Representative.  In such event, the Stockholders’ Representative shall be entitled to monitor (but not control) such defense at the expense of the Escrow Participants.

7.5                               Subrogation; Mitigation.

(a)                                  To the extent that a Parent Indemnified Party is entitled to indemnification pursuant to this Section 7, the Stockholders’ Representative shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Parent Indemnified Party may have against any other Person with respect to any Damages, circumstances or matter to which such indemnification is directly or indirectly related.  The Parent Indemnified Party shall permit the Stockholders’ Representative to use the name of the Parent Indemnified Party and its affiliates in any transaction or in any proceeding or other matter involving any of such rights or remedies, and the Parent Indemnified Party shall take such actions as the Stockholders’ Representative may

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

reasonably request for the purpose of enabling the Stockholders’ Representative to perfect or exercise the right of subrogation of the Stockholders’ Representative under this Section 7.5(a).

(b)                                  Promptly after Parent or the Surviving Corporation becomes aware of any event or circumstance that could reasonably be expected to constitute or give rise to any breach of any representation or warranty set forth in Section 2 or of any covenants of the Company set forth in Section 4.1 of this Agreement, Parent and the Surviving Corporation shall take all reasonable steps to mitigate and minimize all Damages that may result from such breach.

7.6                               Indemnification Claims.

(a)                                  No Parent Indemnified Party shall be entitled to indemnification under this Section 7 unless he, she or it has duly delivered a written notice to the Stockholders’ Representative (any such notice being referred to as a “Notice of Indemnification Claim,” and the claim for indemnification described in such Notice of Indemnification Claim being referred to as an “Indemnification Claim”), setting forth: (i) the specific representation and warranty or covenant alleged to have been breached by the Company; (ii) a reasonable description of the facts and circumstances giving rise to the alleged breach of such representation and warranty or covenant; and (iii) an estimate of the aggregate dollar amount of the Damages that have been incurred or will be incurred by the Parent Indemnified Party as a result of the breach referred to in such notice (the aggregate amount of such estimate being referred to as the “Claimed Amount”).

(b)                                  During the 60-day period commencing upon the receipt by the Stockholders’ Representative of a Notice of Indemnification Claim, the Stockholders’ Representative may deliver to Parent a written response (the “Response Notice”) in which the Stockholders’ Representative: (i) agrees that the full Claimed Amount is owed to Parent Indemnified Party; (ii) agrees that part (but not all) of the Claimed Amount (the “Agreed Amount”) is owed to Parent Indemnified Party; or (iii) asserts that no part of the Claimed Amount is owed to Parent Indemnified Party.  Any part of the Claimed Amount that is not agreed by the Stockholders’ Representative to be owed to the Parent Indemnified Party pursuant to the Response Notice (or the entire Claimed Amount, if the Stockholders’ Representative asserts in the Response Notice that no part of the Claimed Amount is owed to Parent Indemnified Party) shall be referred to as the “Contested Amount.”  If no Response Notice is delivered during such 60-day period, then, for purposes of this Agreement, the Stockholders’ Representative shall be deemed to have delivered to Parent a Response Notice on the last day of such 60-day period asserting that the full amount of the Claimed Amount is owed to Parent Indemnified Party.

(c)                                  If the Stockholders’ Representative delivers a Response Notice to Parent agreeing that the full Claimed Amount is owed to Parent Indemnified Party, then, subject to Section 7.3, Parent Indemnified Party shall be entitled to receive the Claimed Amount from the Escrow Fund or by offset against a Milestone Payment in accordance with Sections 1.9 and 7.3.

(d)                                  If the Stockholders’ Representative delivers a Response Notice to Parent agreeing that less than the full Claimed Amount is owed to Parent Indemnified Party, then, subject to Section 7.3, Parent Indemnified Party shall be entitled to receive the Agreed Amount

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

from the Escrow Fund or by offset against a Milestone Payment in accordance with Sections 1.9 and 7.3 and the remainder of the Claimed Amount will continue to be a Contested Amount.

(e)                                  If the Stockholders’ Representative delivers a Response Notice to Parent indicating that there is a Contested Amount, the Stockholders’ Representative and Parent shall attempt in good faith to resolve the dispute related to the Contested Amount.  If Parent and the Stockholders’ Representative resolve such dispute in writing, then a settlement agreement stipulating the amount owed to Parent (the “Stipulated Amount”) shall be signed by Parent and the Stockholders’ Representative and then, subject to Section 7.3, Parent shall be entitled to receive the Stipulated Amount from the Escrow Fund or by offset against a Milestone Payment in accordance with Sections 1.9 and 7.3.

(f)                                    If the Stockholders’ Representative and Parent are unable to resolve the dispute relating to any Contested Amount during the 30-day period commencing upon the receipt of the Response Notice by Parent, then either Parent or the Stockholders’ Representative may proceed in accordance with Section 8.6. The final decision following resolution of the dispute in accordance with Section 8.6 shall include the dollar amount of the award to Parent, if any (the “Award Amount”), and shall be furnished to the Stockholders’ Representative and Parent in writing and then, subject to Section 7.3, Parent shall be entitled to receive the Award Amount from the Escrow Fund or by offset against a Milestone Payment in accordance with Sections 1.9 and 7.3.

(g)                                 The parties agree that any amounts received from the Escrow Fund or by offset against the Milestone Payments pursuant to this Section 7 shall be treated as a reduction in the aggregate consideration paid in connection with the Merger for federal income Tax purposes.

(h)                                 Subject to any applicable limitations set forth in this Agreement, for the avoidance of doubt, in the event the Parent Indemnified Parties are entitled to indemnification pursuant to this Section 7, the Parent Indemnified Parties shall recover first from the Escrow Fund, until such Escrow Fund has a zero balance, and thereafter shall have the right to setoff against the Milestone Payments in accordance with Sections 1.9(e) and 7.3.

7.7                               Release of Escrow Funds.

(a)                                  On December 15, 2011 (the “Initial Escrow Release Date”), the Escrow Agent shall deliver to the Escrow Participants an aggregate amount equal to Fifteen Million United States Dollars (US$15,000,000) minus (i) any amount previously released from the Escrow Fund minus (ii) any amount that is necessary to satisfy all then unresolved, unsatisfied or disputed Indemnification Claims specified in a properly delivered Notice of Indemnification Claim delivered to the Stockholders’ Representative before the Initial Escrow Release Date.  If any Indemnification Claims are unresolved, unsatisfied or disputed as of the Initial Escrow Release Date, then the Escrow Agent shall retain possession and custody of that portion of the Escrow Amount that equals the total maximum amount of Damages being claimed by Parent in all such unresolved, unsatisfied or disputed Indemnification Claims (the “Pending Claim Amount”).  If any such Indemnification Claims are resolved between the Initial Escrow Release Date and the Remaining Escrow Release Date, then as soon as such Indemnification Claim has

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

been resolved, the Escrow Agent shall deliver to the Escrow Participants from the Escrow Fund any portion of the Pending Claim Amount not delivered to the Parent Indemnified Parties and not required to satisfy any other pending Indemnification Claims; provided that the Escrow Agent shall not be required to deliver such amounts to the Escrow Participants prior to the Remaining Escrow Release Date (as defined below) until such time as the total amount to be delivered to the Escrow Participants in the aggregate exceeds $500,000.

(b)                                  On the date that is eighteen (18) months immediately after the Effective Time (the “Remaining Escrow Release Date”), the Escrow Agent shall deliver to the Escrow Participants all of the remaining amounts in the Escrow Fund (if any) in excess of any amount that is necessary to satisfy all unresolved, unsatisfied or disputed Indemnification Claims specified in a properly delivered Notice of Indemnification Claim delivered to the Stockholders’ Representative before the Remaining Escrow Release Date.  If any Indemnification Claims are unresolved, unsatisfied or disputed as of the Remaining Escrow Release Date, then the Escrow Agent shall retain possession and custody of that portion of the Escrow Amount that equal the total maximum amount of Damages being claimed by Parent in all such unresolved, unsatisfied or disputed Indemnification Claims, and as soon as all such Indemnification Claims have been resolved, the Escrow Agent shall deliver to the Escrow Participants all of the remaining amounts in the Escrow Fund (if any) not required to satisfy such Indemnification Claims.

(c)                                  All amounts delivered to the Escrow Participants from the Escrow Fund pursuant to Sections 7.7(a) and (b) shall be distributed to such Escrow Participants in accordance with the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m).

7.8                               Exercise of Remedies Other Than by Parent.  No Parent Indemnified Party (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 8.                      MISCELLANEOUS PROVISIONS

8.1                               Stockholders’ Representative.

(a)                                  By virtue of the adoption of this Agreement, the approval of the principal terms of the Merger, the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, and/or the cancellation by an Escrow Participant of Company Options or Company Warrants in exchange for Merger Consideration pursuant to this Agreement and/or participation in the Bonus Plan, the Escrow Participants irrevocably nominate, constitute and appoint Shareholder Representative Services LLC as the agent and true and lawful attorney in fact of the Escrow Participants (the “Stockholders’ Representative”) to take any and all actions and make any and all decisions required or permitted to be taken or made by the Stockholders’ Representative under this Agreement or another agreement entered into prior to the Closing by the Stockholders’ Representative and certain Escrow Participants in connection with the transactions contemplated by this Agreement, including the exercise of the right to:

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(i) give and receive notices and communications under Sections 1 and 7; (ii) authorize payments from the Escrow Fund pursuant to the terms of the Escrow Agreement or offset against Milestone Payments in satisfaction of claims for indemnification made by Parent under Section 7; (iii) authorize payments from the Escrow Fund pursuant to the terms of the Escrow Agreement pursuant to a Net Cash Adjustment under Section 1.3(e); (iv) object to claims for indemnification made by Parent under Section 7 or to Parent’s calculation of Net Cash under Section 1.3(e); (v) agree to, negotiate, enter into settlements and compromises of and comply with any arbitration awards or court orders with respect to claims for indemnification made by Parent under Section 7 or otherwise in connection with this Agreement; (vi) administer the Bonus Plan as “Representative” (as defined in the Bonus Plan) thereunder and in accordance with the terms thereof; and (vii) take all actions necessary or appropriate in the good faith judgment of the Stockholders’ Representative for the accomplishment of the foregoing.  The identity of the Stockholders’ Representative may be changed, and a successor Stockholders’ Representative may be appointed, from time to time (including in the event of the resignation or the death, disability or other incapacity of the Stockholders’ Representative) by the Escrow Participants holding a majority of the Effective Time Shares, and any such successor shall succeed the Stockholders’ Representative as Stockholders’ Representative hereunder.  If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to the Escrow Participants holding a majority of the Effective Time Shares.  No bond shall be required of the Stockholders’ Representative.  From and after the Effective Time, a decision, act, consent or instruction of the Stockholders’ Representative shall be final, binding and conclusive upon each Escrow Participant.  Each Escrow Participant hereby agrees to receive correspondence from the Stockholders’ Representative, including in electronic form.

The Stockholders’ Representative shall not be liable for any liability, loss, damage, penalty, fine, cost or expense incurred without gross negligence or willful misconduct by the Stockholders’ Representative while acting in good faith and arising out of or in connection with the acceptance or administration of its duties or the exercise of his rights hereunder (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith).  The Escrow Participants shall indemnify, defend and hold the Stockholders’ Representative harmless against any liability, loss, damage, penalty, fine, cost or expense (collectively, the “Representative Losses”) incurred or suffered by the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of his duties under this Agreement, in each case as such Representative Loss is incurred or suffered; provided that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Escrow Participants the amount of such indemnified Representative Loss attributable to such gross negligence or willful misconduct.  If not paid directly to the Stockholders’ Representative by the Escrow Participants any such Representative Loss incurred or suffered without gross negligence or willful misconduct by the Stockholders’ Representative may be recovered by the Stockholders’ Representative from: (A) the funds in the Administrative Expense Amount; (B) the amounts in the Escrow Fund otherwise distributable to Escrow Participants pursuant to the terms hereof and the Escrow Agreement at the time of distribution in accordance with written instructions

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

delivered by the Stockholders’ Representative to the Escrow Agent, and (C) by offset against any Milestone Payments actually payable to the Escrow Participants pursuant to written instructions delivered by the Stockholders’ Representative to Parent; provided that while this section allows the Stockholders’ Representative to be paid from the Administrative Expense Amount, the Escrow Fund and by offset against the Milestone Payments, this does not relieve the Escrow Participants from their obligation to promptly pay such Representative Losses as such Representative Losses are suffered or incurred, nor does it prevent the Stockholders’ Representative from seeking any remedies available to it at law or otherwise.  For the avoidance of doubt, the Escrow Participants shall not indemnify the Stockholders’ Representative for any Representative Losses arising out of the Stockholders’ Representative’s willful misconduct or gross negligence.  In furtherance of the payment of such losses and expenses incurred by or on behalf of the Stockholders’ Representative, at the Closing, Parent will deliver a sum of Five Hundred Thousand United States Dollars (US$500,000) (the “Administrative Expense Amount”) to an account of the Escrow Agent established in the name of the Stockholders’ Representative (the “Administrative Expense Account”).  Of the Administrative Expense Amount, (i) for each Effective Time Share outstanding as of immediately prior to the Effective Time, an amount equal to the Residual Administrative Expense Amount divided by aggregate number of Effective Time Shares shall be deemed to be a contribution to the Administrative Expense Account with respect to each such Effective Time Share, and (ii) for each Bonus Plan Participant, an amount equal to such Bonus Plan Participant’s allocable portion of the Bonus Plan Administrative Expense Amount shall be deemed to be a contribution to the Administrative Expense Account, as provided by the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m).  The Escrow Participants agree that, to the extent available, the Stockholders’ Representative shall be entitled to draw against the Administrative Expense Account at any time and from time to time as and when (i) the Stockholders’ Representative incurs any losses and expenses indemnified by the Escrow Participants as set forth in this Agreement, (ii) as and when any losses and expenses are otherwise due under this Agreement and (iii) necessary or appropriate to pay any costs and expenses reasonably incurred by the Stockholders’ Representative in the performance of his duties in accordance with this Agreement.  The Stockholders’ Representative shall be the administrator of the Administrative Expense Account and shall have sole and absolute authority over the Administrative Expense Account to pay all losses and expenses incurred in accordance with this Agreement.  Upon the earlier to occur of (i) the Stockholders’ Representative no longer having any duties to perform under this Agreement, or (ii) at the discretion of the Stockholders’ Representative, all amounts remaining in the Administrative Expense Account shall be distributed by the Paying Agent to the Escrow Participants in accordance with the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m).

(b)                                  From and after the Effective Time, Parent shall cause the Surviving Corporation to provide the Stockholders’ Representative with reasonable access to information about the Surviving Corporation (including electronically) and the reasonable assistance of the officers and employees of Parent and the Surviving Corporation for purposes of performing its duties and exercising its rights under this Agreement, including Sections 1 and 7.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(c)                                  On or prior to the Closing Date, the Company or Parent shall provide the Stockholders’ Representative with copies of the following: (i) the form of the letter of transmittal described in Section 1.7(b); (ii) the paying agent agreement between Parent and the Paying Agent in connection with, among other things, the Paying Agent’s duties pursuant to Section 1.7; and (iii) the Estimated Closing Date Net Cash Statement.

8.2                               Expenses.  Except as otherwise provided herein, each party shall pay all of its own fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the Escrow Agreement and the other agreements contemplated by this Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

8.3                               Exclusive Representations and Warranties.  Parent acknowledges that, except as expressly provided in Section 2, Parent is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied.  The representations and warranties of the Company set forth in Section 2, as modified by the Disclosure Schedule, constitute the sole and exclusive representations and warranties made to Parent in connection with the transactions contemplated by this Agreement, and Parent understands, acknowledges and agrees that all other representations and warranties of any kind or nature, express or implied, are specifically disclaimed by the Company.  Without limiting the generality of the foregoing, except as expressly provided in Section 2, neither the Company nor any stockholder is making or providing, and Parent hereby waives any right it may otherwise have with respect to, any representation or warranty, express or implied, as to the quality, merchantability, fitness for a particular purpose, conformity to samples or condition of the Company’s assets.

8.4                               Waiver; Amendment.

(a)                                  Except as expressly set forth in this Agreement, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)                                  No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(c)                                  This Agreement may not be amended except by an instrument in writing signed on behalf of Parent, the Company (or, following the Closing, the Surviving Corporation) and the Stockholders’ Representative.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

8.5                               Entire Agreement; Counterparts; Exchanges by Facsimile.  This Agreement and the other agreements referred to in this Agreement, including the Escrow Agreement, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and provisions of this Agreement.

8.6                               Applicable Law; Dispute Resolution.

(a)                                  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)                                  Any dispute or claim arising under this Agreement which cannot be readily resolved by the parties shall be referred for review and resolution (i) to the senior executive officers of each of the Company and Parent prior to the Effective Time or (ii) to the Stockholders’ Representative and senior executive officers of Parent following the Effective Time (collectively, the “Senior Executives”).  A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for the contentions of each Party will be provided to both the Senior Executives who shall review the same, confer and attempt to reach a mutual resolution of the issue.  If any dispute or claim arising under this Agreement has not been resolved by the Senior Executives within thirty (30) days of the relevant referral in accordance with this Section 8.6(b), or if the Senior Executives fail to meet within such thirty (30) day period, then each party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of Delaware, and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, waived any objections to such jurisdiction and venue and agrees not to commence any action, suit or proceeding relating to this Agreement except in such courts.

8.7                               Assignability; Third Party Rights.

(a)                                  Subject to Section 8.7(b), this Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights or obligations of any party hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the other parties’ prior written consent shall be void and of no effect.  Notwithstanding any other provision in this Agreement, Parent may assign, delegate or transfer this Agreement and its rights and obligations hereunder to an affiliate of Parent without the prior written consent of any other party, provided that no such assignment, delegation or transfer shall relieve Parent or Merger Sub of its

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

obligations hereunder or enlarge, alter or change any obligation of any other party hereto to Parent or Merger Sub.

(b)                                  Except as set forth in the final sentence of this Section 8.7, nothing in this Agreement is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement (but without limiting any of the rights of the Stockholders’ Representative under this Agreement), the Indemnified Parties shall be third party beneficiaries of the provisions set forth in Section 4.5.

8.8                               Disclosure Schedule.  The Disclosure Schedule has been arranged as separate Parts corresponding to the specified subsections of Section 2 and shall be deemed to qualify and limit the representation and warranty set forth in such subsection.  Information set forth in any Part of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in other Parts of the Disclosure Schedule as though fully set forth in such other Parts only if a specific cross-reference is made or if it is readily apparent from the face of the disclosure that such disclosure would qualify the representation or warranty applicable to such other Part.  No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.  The information set forth in the Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement.

8.9                               Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States or Canada return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), two (2) business days after dispatch; (c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Parent, Merger Sub or the Surviving Corporation:

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
Attention:  General Counsel
Facsimile:  (610) 738-6258

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

with a copy (which shall not constitute notice) to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103-7599
Attention: Brian Doerner, Esq
Facsimile: (215) 864-8999

if to the Company:

Gemin X Pharmaceuticals, Inc.
Suite 4310
3576 Avenue du Parc
Montreal, Quebec
Canada H2X 2H7
Attention:  Chief Financial Officer
Facsimile:  (514) 281-8540

with a copy (which shall not constitute notice) to:

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention: Barbara A. Kosacz, Esq. and Suzanne Sawochka Hooper, Esq.
Facsimile: (650) 849-7400

and to:

Davies Ward Phillips & Vineberg S.E.N.C.R.L., s.r.l.
1501, avenue McGill College Suite 2600
Montréal, QC H3A 3N9
Canada
Attention: Justin Vineberg
Facsimile: (514) 841-6499

if to the Stockholders’ Representative:

Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, CA 94111
Attention: Managing Director
Email: deals@shareholderrep.com
Facsimile No.: (415) 962-4147
Telephone No.: (415) 367-9400

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

8.10                        Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction or arbitrator declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court or arbitrator making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.  In the event such court or arbitrator does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11                        Construction.

(a)                                  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)                                  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c)                                  Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(d)                                  The bold-faced headings set forth in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.12                        Additional Agreement.  Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees, and affiliates that the Company is the client of Cooley LLP (“Cooley”).  After the Closing, it is possible that Cooley will represent the Escrow Participants, the Stockholders’ Representative and their respective affiliates (individually and collectively, the “Seller Group”) in connection with matters related to this Agreement or the Escrow Agreement, including matters related to the Escrow Fund and any claims related thereto pursuant to this Agreement.  Parent and the Company hereby agree that Cooley (or any successor) may represent the Seller Group in the future in connection with matters related to this Agreement or the Escrow Agreement and any claims that may be made thereunder pursuant to this Agreement.  Cooley (or any successor) may serve as counsel to Seller Group or any director, member, partner, officer, employee, representative, or affiliate of the Seller Group, in connection with any litigation, claim or

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

obligation arising out of or relating to this Agreement or the Escrow Agreement or the transactions contemplated by this Agreement or the Escrow Agreement and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom and each of such parties shall cause any affiliate thereof to consent to waive any conflict of interest arising from such representation.  Each of the parties hereto acknowledges that such consent and waiver is voluntary, has been carefully considered and the parties have consulted with counsel or been advised they should do so in connection with this waiver and consent

[Remainder of page intentionally left blank]

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER.  OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Cephalon, Inc.

By:	/s/ J. Kevin Buchi

Name:	J. Kevin Buchi

Title:	CEO

C2011 Merger Sub, Inc.

By:	/s/ J. Kevin Buchi

Name:	J. Kevin Buchi

Title:	President

Gemin X Pharmaceuticals, Inc.

By:	/s/ Peter R. Dolan

Name:	Peter R. Dolan

Title:	Chairman & CEO

And with respect to Sections 1, 7 and 8 only:

Shareholder Representative Services LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Mark B. Vogel

Name:	Mark B. Vogel

Title:	Managing Director

[MERGER AGREEMENT]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquired Corporations.  “Acquired Corporations” shall mean (i) the Company, (ii) each Subsidiary of the Company, and (iii) each corporation or other entity that has been merged (prior to the date of the Agreement) into or that otherwise is a predecessor to any of the entities identified in clauses “(i)” and “(ii)” above.

Acquisition Transaction.  “Acquisition Transaction” shall mean any transaction involving: (a) the sale, license, disposition or acquisition of all or a substantial portion of the business or assets of any Acquired Corporation; (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of an Acquired Corporation (other than Company Common Stock issued to (1) employees of the Company upon exercise of Company Options in routine transactions in accordance with the Company’s past practices, (2) IQ upon exercise of the IQ Options, and (3) holders of Company Warrants upon exercise of Company Warrants), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of an Acquired Corporation, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of an Acquired Corporation; or (c) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving an Acquired Corporation.

Administrative Expense Account.  “Administrative Expense Account” shall have the meaning set forth in Section 8.1(a).

Administrative Expense Amount.  “Administrative Expense Amount” shall have the meaning as set forth in Section 8.1(a).

Aggregate Preference Amount.  “Aggregate Preference Amount” shall mean the aggregate amounts payable pursuant to clauses “(A)” and “(B)” of Sections 1.3(a)(iv), (v), (vi), (vii), (viii), (ix) and (x), clause “(B)” of Section 1.3(a)(iii) and clauses “(i)(1)” and “(i)(2)” of the second sentence of Section 1.4(b).

Agreed Amount.  “Agreed Amount” shall have the meaning as set forth in Section 7.6(b).

Agreement.  “Agreement” shall have the meaning as set forth in the Preamble.

Allocation Schedule.  “Allocation Schedule” shall mean the written schedule detailing the amount of Merger Consideration due to each Company Holder and Bonus Plan Participant pursuant to this Agreement in substantially the form attached as Schedule A.

Alternative Indication EMA Milestone Payment.  “Alternative Indication EMA Milestone Payment” shall have the meaning as set forth in Section 1.9(b)(ii).

Alternative Indication FDA Milestone Payment.  “Alternative Indication FDA Milestone Payment” shall have the meaning as set forth in Section 1.9(b)(i).

Antitrust Laws.  “Antitrust Laws” shall have the meaning as set forth in Section 4.4(b).

Award Amount.  “Award Amount” shall have the meaning as set forth in Section 7.6(f).

Bankruptcy Proceeding.  “Bankruptcy Proceeding” shall have the meaning as set forth in Section 1.9(f)(v).

Bonus Plan.  “Bonus Plan” shall mean the Company’s Amended Incentive Bonus Plan originally adopted on August 4, 2010, as amended and restated on December 29, 2010 and March 20, 2011.

Bonus Plan Administrative Expense Amount.  “Bonus Plan Administrative Expense Amount” means the aggregate bonus amounts that, pursuant to the terms of the Bonus Plan, are earned by the Bonus Plan Participants in respect of the Administrative Expense Amount, as calculated in the manner set forth in the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m) of the Agreement.

Bonus Plan Amounts.  “Bonus Plan Amounts” shall mean the aggregate bonus amounts that may become earned, vested and payable under the Bonus Plan as a result of the consummation of the transactions contemplated by this Agreement.

Bonus Plan Participant.  “Bonus Plan Participant” shall mean a participant in the Bonus Plan.

Bonus Plan Escrow Amount.  “Bonus Plan Escrow Amount” means the aggregate bonus amounts that, pursuant to the terms of the Bonus Plan, are earned by the Bonus Plan Participants in respect of the Escrow Amount, as calculated in the manner set forth in the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m) of the Agreement.

Bonus Plan Milestone Amount.  “Bonus Plan Milestone Amount” means the aggregate bonus amounts that may become earned, vested and payable under the Bonus Plan as a result of achievement of one or more Milestones, which shall be calculated in accordance with the terms of the Bonus Plan and in a manner consistent with the methodology set forth in the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m) of the Agreement.

Bylaws.  “Bylaws” shall have the meaning as set forth in Section 2.1.

Canadian Company. “Canadian Company” shall mean Gemin X Pharmaceuticals Canada Inc., a company incorporated under the laws of Quebec.

Canadian Shares. “Canadian Shares” shall mean the issued and outstanding shares of the Canadian Company.

CERCLA.  “CERCLA” shall have the meaning as set forth in Section 2.15(a)(i).

Certificates.  “Certificate” shall have the meaning as set forth in Section 1.6(a).

Change of Control.  “Change of Control” shall have the meaning as set forth in Section 1.9(a)(i).

Claimed Amount.  “Claimed Amount” shall have the meaning as set forth in Section 7.6(a)

Class A Common Merger Consideration.  “Class A Common Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(iii).

Class B Common Merger Consideration.  “Class B Common Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(iv).

Class B-1 Common Merger Consideration.  “Class B-1 Common Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(v).

Closing.  “Closing” shall have the meaning as set forth in Section 1.2(a).

Closing Date.  “Closing Date” shall have the meaning as set forth in Section 1.2(a).

Closing Date Bonus Plan Amount.  “Closing Date Bonus Plan Amount” means the aggregate amount that becomes earned and payable under the Bonus Plan at Closing, in accordance with the terms of the Bonus Plan and this Agreement, as may be adjusted pursuant to Section 1.3(e) in connection with a Net Cash Adjustment, which shall be calculated in a manner consistent with the methodology set forth in the final Allocation Schedule delivered by the Company pursuant to Section 5.2(m) of the Agreement.  For the avoidance of doubt, the Closing Date Bonus Plan Amount does not include any part of the Bonus Plan Escrow Amount or the Bonus Plan Milestone Amount.

Closing Date Merger Consideration.  “Closing Date Merger Consideration” means the amount equal to (i) Two Hundred Twenty-Five Million United States Dollars ($225,000,000), plus or minus (ii) the Net Cash Adjustment, minus (iii) the Transaction Costs as set forth in the Transaction Schedule delivered pursuant to Section 4.15, minus the Contingent 2010 Bonuses, minus the Company Severance Payments.

Closing Date Residual Consideration.  “Closing Date Residual Consideration” means an amount equal to (i) the Closing Date Merger Consideration, minus (ii) the Aggregate Preference Amount, minus (iii) the Closing Date Bonus Plan Amount, plus (iv) the aggregate dollar amount payable to the Company upon the exercise of all vested Company Options (including any Company Option or portion thereof that becomes vested and exercisable immediately prior to the Effective Time) and Company Warrants that are outstanding and unexercised immediately prior to the Effective Time, minus (v) the Escrow Amount, minus (vi) the Administrative Expense Amount.

Closing Date Net Cash.  “Closing Date Net Cash” shall have the meaning as set forth in Section 1.3(e)(i)(3).

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Combination Product. “Combination Product” shall have the meaning as set forth in Section 1.9(a)(ii).

Commercially Reasonable Efforts. “Commercially Reasonable Efforts” shall have the meaning as set forth in Section 1.9(a)(iii).

Common Warrant Consideration.  “Common Warrant Consideration” shall have the meaning as set forth in Section 1.4(b).

Company.  “Company” shall have the meaning as set forth in the Preamble.

Company Balance Sheet.  “Company Balance Sheet” shall have the meaning as set forth in Section 2.3

Company Capital Stock.  “Company Capital Stock” shall mean the Company Common Stock and Company Preferred Stock.

Company Common Stock.  “Company Common Stock” shall mean the Company’s Class A Common Stock, $0.0001 par value, Class B Common Stock, $0.0001 par value, and Class B-1 Common Stock, $0.0001 par value.

Company Employee.  “Company Employee” shall mean each current employee, consultant or director of the Company or any of its Subsidiaries, excluding consultants who are not individuals.

Company Employee Plan. “Company Employee Plan” shall mean (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA) and (ii) all other material employment, compensation, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination pay, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries has an obligation to contribute, for the benefit of any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

Company Financial Statements.  “Company Financial Statements” shall have the meaning as set forth in Section 2.3.

Company Holders.  “Company Holders” shall have the meaning as set forth in Section 1.3(d).

Company IP Rights.  “Company IP Rights” shall have the meaning as set forth in Section 2.7(a)(v).

Company Material Adverse Effect.  “Company Material Adverse Effect” shall mean any state of facts, change, development, event, effect, condition, occurrence, action or omission (each, an “Event”) that, individually or in the aggregate, (a) has had or would reasonably be expected to result in a material adverse effect on the business, condition, results of operations or prospects of the Acquired Corporations, taken as a whole, or (b) would prevent, materially impede or materially delay the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any Events generally affecting (A) the industry in which the Acquired Corporations primarily operate to the extent they do not materially disproportionately affect the Acquired Corporations in relation to other companies in the industry in which the Acquired Corporations primarily operate or (B) the economy, or financial or capital markets, in the United States or elsewhere in the world to the extent they do not disproportionately affect the Acquired Corporations in relation to other companies in the industry in which the Acquired Corporations primarily operate; (ii) any Events arising from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event to the extent they do not disproportionately affect the Acquired Corporations; (iii) any failure, in and of itself, by the Company to meet any internal or published projections or predictions (whether such projections or predictions were made by the Company or independent third parties) for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect); (iv) any Events resulting from or arising out of any change in GAAP or changes in applicable Law; (v) any Events (including any material loss of, or any material disruption in, supplier, licensor, licensee, partner or similar relationships) directly attributable to the announcement or pendency of the transactions contemplated by this Agreement; and (vi) any Events arising from or otherwise relating to any action taken by the Company with Parent’s consent or that is required by this Agreement.

Company Options.  “Company Options” shall mean options to purchase shares of Company Capital Stock granted by the Company pursuant to the Company Stock Plan or otherwise.

Company Preferred Stock.  “Company Preferred Stock” shall mean the Company’s Series A Preferred Stock, $0.0001 par value, Series B Preferred Stock, $0.0001 par value, Series C Preferred Stock, $0.0001 par value, Series D Preferred Stock, $0.001 par value, and Series E Preferred Stock, $0.001 par value.

Company Returns.  “Company Returns” shall have the meaning as set forth in Section 2.12(a).

Company Severance Payments.  “Company Severance Payments” shall have the meaning as set forth in Section 4.6(b).

Company Significant Contract.  “Company Significant Contract” shall have the meaning as set forth in Section 2.8(a).

Company Stock Plan.  “Company Stock Plan” shall mean the 2007 Stock Option Plan for the Company.

Company Warrants.  “Company Warrants” shall mean warrants to purchase shares of Company Capital Stock issued by the Company.

Company’s Facilities.  “Company’s Facilities” shall have the meaning as set forth in Section 2.15(a)(iii).

Compound. “Compound” shall have the meaning as set forth in Section 1.9(a)(iv).

Confidentiality Agreement.  “Confidentiality Agreement” shall have the meaning as set forth in Section 4.2.

Contested Amount.  “Contested Amount” shall have the meaning as set forth in Section 7.6(b).

Contingent 2010 Bonuses.  “Contingent 2010 Bonuses” shall mean the contingent 2010 bonuses that were approved by the board of directors of the Company on December 29, 2010 (which approval was amended by the board of directors of the Company on March 20, 2011) for all employees below the level of Vice President, provided that the Closing Date occurs on or before the deadline for such closing approved by the board of directors in connection with such bonuses and to the extent payable to employees who satisfy the payment requirements for such bonuses.

Contingent Equity Consideration Price Per Share.  “Contingent Equity Consideration Price Per Share” is equal to (a) the result of (i) the sum of the Milestone Payments minus (ii) the Bonus Plan Milestone Amount; divided by (b) the aggregate number of Effective Time Shares.

Continuing Employees.  “Continuing Employees” shall have the meaning as set forth in Section 4.6(c).

Copyrights.  “Copyrights” shall have the meaning as set forth in Section 2.7(a)(ii).

Current Company Business.  “Current Company Business” shall have the meaning as set forth in Section 2.1.

Damages.  “Damages” shall have the meaning as set forth in Section 7.2(a).

Data Room.  “Data Room” shall mean the electronic data room established by the Company in connection with the transactions contemplated by the Agreement.

Deductible.  “Deductible” shall have the meaning set forth in Section 7.3(b).

DGCL.  “DGCL” shall mean the Delaware General Corporation Law.

Disclosure Schedule.  “Disclosure Schedule” shall mean the Disclosure Schedule that has been prepared by the Company in accordance with Section 8.8 and that has been delivered by the Company to Parent on the date of the Agreement.

Dissenting Shares.  “Dissenting Shares” shall have the meaning as set forth in Section 1.6(a).

Drug.  “Drug” shall have the meaning as set forth in Section 2.19(a).

Effective Time.  “Effective Time” shall have the meaning as set forth in Section 1.2(b).

Effective Time Shares.  “Effective Time Shares” shall mean each share of the Company’s Class A Common Stock outstanding as of immediately prior to the Effective Time and each share of the Company’s Class A Common Stock which as of immediately prior to the Effective Time is issuable upon (1) the conversion of all Company Preferred Stock outstanding as of immediately prior to the Effective Time (it being understood that each share of the Company’s Series A Preferred Stock is convertible into 5.187097 shares of the Company’s Class A Common Stock, each share of the Company’s Series B Preferred Stock is convertible into 5.187097 shares of the Company’s Class A Common Stock, each share of the Company’s Series C Preferred Stock is convertible into 33.5 shares of the Company’s Class A Common Stock, each share of the Company’s Series D Preferred Stock is convertible into one share of the Company’s Class A Common Stock and each share of the Company’s Series E Preferred Stock is convertible into one share of the Company’s Class A Common Stock), (2) the exercise of the IQ Options outstanding as of immediately prior to the Effective Time for shares of the Company’s Class B Common Stock and the Company’s Class B-1 Common Stock and the conversion of such shares of the Company’s Class B Common Stock and the Company’s Class B-1 Common Stock (it being understood that each share of the Company’s Class B Common Stock is convertible into 5.187097 shares of the Company’s Class A Common Stock and each share of the Company’s Class B-1 Common Stock is convertible into one share of the Company’s Class A Common Stock), and (3) the exercise of all vested Company Options (including any Company Option or portion thereof that becomes vested and exercisable immediately prior to the Effective Time) and Company Warrants outstanding and unexercised as of immediately prior to the Effective Time.

EMA.  “EMA” shall have the meaning as set forth in Section 1.9(b)(v).

Environmental Laws.  “Environmental Laws” shall have the meaning as set forth in Section 2.15(a)(i).

ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate.  “ERISA Affiliate” shall mean any other Person under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

Escrow Agent.  “Escrow Agent” shall have the meaning as set forth in Section 1.7(a).

Escrow Agreement.  “Escrow Agreement” shall have the meaning as set forth in Section 1.7(a).

Escrow Amount.  “Escrow Amount” shall have the meaning as set forth in Section 1.3(c).

Escrow Fund.  “Escrow Fund” shall have the meaning as set forth in Section 1.7(a).

Escrow Participant.  “Escrow Participant” shall mean the Non-Dissenting Stockholders, the holders of Company Options and Company Warrants that are outstanding immediately prior to the Effective Time and the Bonus Plan Participants, other than “Pool D” participants in the Bonus Plan.

Estimated Closing Date.  “Estimated Closing Date” shall have the meaning as set forth in Section 1.3(e)(i)(1).

Estimated Closing Date Net Cash.  “Estimated Closing Date Net Cash” shall have the meaning as set forth in Section 1.3(e)(i)(1).

Estimated Closing Date Net Cash Statement.  “Estimated Closing Date Net Cash Statement” shall have the meaning as set forth in Section 1.3(e)(i)(1).

FDA.  “FDA” shall have the meaning as set forth in Section 1.9(b)(vi).

FDCA.  “FDCA” shall have the meaning as set forth in Section 2.19(a).

GAAP.  “GAAP” shall mean generally accepted accounting principles in the United States.

Governmental Authority.  “Governmental Authority” shall have the meaning as set forth in Section 2.22.

Hazardous Materials.  “Hazardous Materials” shall have the meaning as set forth in Section 2.15(a)(ii).

HSR.  “HSR” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

IND.  “IND” shall have the meaning as set forth in Section 2.19(a).

Initial Escrow Release Date.  “Initial Escrow Release Date “ shall have the meaning as set forth in Section 7.7(a).

Indemnified Parties.  “Indemnified Parties” shall have the meaning as set forth in Section 4.5(a).

Indemnification Claim.  “Indemnification Claim” shall have the meaning as set forth in Section 7.6(a).

International Plan.  “International Plan” means any Company Employee Plan that (i) is entered into, maintained, administered or contributed to by the Company or any of its Subsidiaries and (ii) covers any employee or former employee of the Company or any of its Subsidiaries or ERISA Affiliates who is based outside the United States.

IP Rights.  “IP Rights” shall have the meaning as set forth in Section 2.7(a)(i).

IQ.  “IQ” shall have the meaning as set forth in Section 2.2(a).

IQ Loan Agreement.  “IQ Loan Agreement” shall have the meaning as set forth in Section 2.2(a).

IQ Options.  “IQ Options” shall have the meaning as set forth in Section 2.2(a).

IRS.  “IRS” shall mean the United States Internal Revenue Service.

ITA.  “ITA” shall mean the Income Tax Act, Revised Statutes of Canada 1985, c. 1 (5th Supplement), as amended.

Knowledge.  “Knowledge” of any particular matter shall mean: (a) with respect to the Company or the Acquired Corporations, the actual knowledge, after due inquiry, of Peter R. Dolan, the Company’s Chief Executive Officer, Gordon C. Shore, the Company’s Chief Scientific Officer, Michael Dixon, the Company’s Chief Financial Officer, Jean Viallet, the Company’s Executive Vice President and Chief Medical Officer and Arthur Fratamico, the Company’s former Chief Business Officer; and (b) with respect to Parent, Kevin Buchi, the Parent’s Chief Executive Officer, Wilco Groenhuysen, the Parent’s Executive Vice President and Chief Financial Officer and Gerald Pappert, the Parent’s Executive Vice President and General Counsel.

Law.  “Law” shall mean and federal, provincial, state or local, domestic or foreign, statute, law, code, ordinance, rule or regulation of any Governmental Authority.

Leased Real Property.  “Leased Real Property” shall have the meaning as set forth in Section 2.6.

MAA. “MAA” shall have the meaning as set forth in Section 1.9(a)(vii).

Major Markets. “Major Markets” shall have the meaning as set forth in Section 1.9(a)(viii).

Material Company IP Rights.  “Material Company IP Rights” shall have the meaning as set forth in Section 2.7(a)(iii).

Merger.  “Merger” shall have the meaning as set forth in the Recitals.

Merger Consideration.  “Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(i).

Merger Price Per Share.  “Merger Price Per Share” shall have the meaning as set forth in Section 1.3(a)(ii).

Merger Sub.  “Merger Sub” shall have the meaning as set forth in the Preamble.

Milestone  Event.  “Milestone Event” shall have the meaning as set forth in Section 1.9(b).

Milestone Payment.  “Milestone Payment” shall have the meaning as set forth in Section 1.9(b).

Milestone Payment Date.  “Milestone Payment Date” shall have the meaning as set forth in Section 1.9(b).

Milestone Target Date. “Milestone Target Date” shall have the meaning as set forth in Section 1.9(a)(ix).

NDA. “NDA” shall have the meaning as set forth in Section 1.9(a)(x).

Net Cash.  “Net Cash” shall mean the positive or negative number obtained by subtracting (A) the aggregate amount of Third Party Debt (1) as reflected in the Payoff Letters delivered pursuant to Section 4.10 and (2) representing the excess amount of accounts payable as described in clause “(vii)” of the definition of “Third Party Debt”, from (B) the aggregate amount of unrestricted cash, cash equivalents, restricted cash and short term marketable securities of the Acquired Corporations on a consolidated basis as of the Closing Date, in each case as determined in accordance with GAAP and the historical practices of the Company except as otherwise provided by this Agreement.

Net Cash Adjustment.  “Net Cash Adjustment” shall have the meaning as set forth in Section 1.3(e)(i).

Net Cash Shortfall.  “Net Cash Shortfall” shall have the meaning as set forth in Section 1.3(e)(ii).

Net Sales.  “Net Sales” shall have the meaning as set forth in Section 1.9(a)(xi).

Non-Dissenting Stockholder.  “Non-Dissenting Stockholder” shall mean each stockholder of the Company that does not perfect such stockholder’s appraisal rights under the DGCL and is otherwise entitled to receive consideration pursuant to Section 1.3.

Notice of Indemnification Claim.  “Notice of Indemnification Claim” shall have the meaning as set forth in Section 7.6(a).

Option Consideration.  “Option Consideration” shall have the meaning as set forth in Section 1.4(a).

Outside Date.  “Outside Date” shall have the meaning as set forth in Section 6.1(b).

Parachute Payment.  “Parachute Payment” shall have the meaning as set forth in Section 4.8(d).

Parent.  “Parent” shall have the meaning as set forth in the Preamble.

Parent Employee Plans.  “Parent Employee Plans” shall have the meaning as set forth in Section 4.6(c).

Parent Indemnified Parties.  “Parent Indemnified Parties” shall mean (i) Parent, Merger Sub, and any other Subsidiaries of Parent, (ii) the directors, officers and employees of each of Parent, Merger Sub and any Subsidiary thereof and (iii) the respective successors and assigns of each of the foregoing including, after the Effective Time, the Surviving Corporation. Individually, the Parent Indemnified Parties shall each be referred to herein as a “Parent Indemnified Party”.

Parent’s Closing Date Net Cash.  “Parent’s Closing Date Net Cash” shall have the meaning as set forth in Section 1.3(e)(i)(2).

Parent’s Closing Date Net Cash Statement.  “Parent’s Closing Date Net Cash Statement” shall have the meaning as set forth in Section 1.3(e)(i)(2).

Patent Rights.  “Patent Rights” shall have the meaning as set forth in Section 2.7(a)(iv).

Paying Agent.  “Paying Agent” shall have the meaning as set forth in Section 1.7(a).

Payment Fund.  “Payment Fund” shall have the meaning as set forth in Section 1.7(a).

Payoff Letters.  “Payoff Letters” shall have the meaning as set forth in Section 4.10.

Pending Claim Amount  “Pending Claim Amount” shall have the meaning as set forth in Section 7.7(a).

Permitted Encumbrances.  “Permitted Encumbrances” shall have the meaning as set forth in Section 2.5.

Person.  “Person” shall mean any individual, entity or Governmental Authority.

Phase 3 Clinical Trial.  “Phase 3 Clinical Trial” shall have the meaning as set forth in Section 1.9(c).

Phase 3 Clinical Trial Commencement Target Date.  “Phase 3 Clinical Trial Commencement Target Date” shall have the meaning as set forth in Section 1.9(c).

Preferred Warrant Consideration.  “Preferred Warrant Consideration” shall have the meaning as set forth in Section 1.4(b).

Price Adjustment Accountant.  “Price Adjustment Accountant” shall have the meaning as set forth in Section 1.3(e)(i)(3).

Price Adjustment Accountant’s Closing Date Net Cash.  “Price Adjustment Accountant’s Closing Date Net Cash” shall have the meaning as set forth in Section 1.3(e)(i)(3).

Price Adjustment Accountant’s Closing Date Net Cash Statement.  “Price Adjustment Accountant’s Closing Date Net Cash Statement” shall have the meaning as set forth in Section 1.3(e)(i)(3).

Product. “Product” shall have the meaning as set forth in Section 1.9(a)(xii).

RCRA.  “RCRA” shall have the meaning as set forth in Section 2.15(a)(i).

Real Property Lease Agreements.  “Real Property Lease Agreements” shall have the meaning as set forth in Section 2.6.

Remaining Escrow Release Date.  “Remaining Escrow Release Date” shall have the meaning as set forth in Section 7.7(b).

Representative Losses.  “Representative Losses” shall have the meaning as set forth in Section 8.1(a).

Residual Administrative Expense Amount.  “Residual Administrative Expense Amount” shall mean the Administrative Expense Amount less the Bonus Plan Administrative Expense Amount.

Residual Escrow Amount.  “Residual Escrow Amount” shall mean the Escrow Amount less the Bonus Plan Escrow Amount.

Response Notice.  “Response Notice” shall have the meaning as set forth in Section 7.6(b).

Restated Certificate of Incorporation.  “Restated Certificate of Incorporation” shall have the meaning as set forth in Section 2.1.

Restraints.  “Restraints” shall have the meaning as set forth in Section 5.1(d).

Required Stockholder Vote.  “Required Stockholder Vote” shall have the meaning as set forth in Section 2.21.

SEC.  “SEC” shall mean the United States Securities and Exchange Commission.

Section 409A.  “Section 409A” shall have the meaning as set forth in Section 1.4(a).

Senior Executives.  “Senior Executives” shall have the meaning as set forth in Section 8.6(b).

Series A Preferred Merger Consideration.  “Series A Preferred Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(vi).

Series B Preferred Merger Consideration.  “Series B Preferred Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(vii).

Series C Preferred Merger Consideration.  “Series C Preferred Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(viii).

Series D Agreement.  “Series D Agreement” shall have the meaning as set forth in Section 2.2(c).

Series D Preferred Merger Consideration.  “Series D Preferred Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(ix).

Series E Agreement.  “Series E Agreement” shall have the meaning as set forth in Section 2.2(c).

Series E Preferred Merger Consideration.  “Series E Preferred Merger Consideration” shall have the meaning as set forth in Section 1.3(a)(x).

Stipulated Amount.  “Stipulated Amount” shall have the meaning as set forth in Section 7.6(e).

Software Rights.  “Software Rights” shall have the meaning as set forth in Section 2.7(a)(vii).

Stockholders’ Meeting.  “Stockholders’ Meeting” shall have the meaning as set forth in Section 4.8(c).

Stockholders’ Representative.  “Stockholders’ Representative” shall have the meaning as set forth in Section 8.1(a).

Stockholders’ Representatives’ Closing Date Net Cash.  “Stockholders’ Representatives’ Closing Date Net Cash” shall have the meaning as set forth in Section 1.3(e)(i)(3).

Stockholders’ Representatives’ Closing Date Net Cash Statement.  “Stockholders’ Representatives’ Closing Date Net Cash Statement” shall have the meaning as set forth in Section 1.3(e)(i)(3).

Subsidiaries.  “Subsidiaries”, when used with respect to any party hereto, shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party.

Surviving Corporation.  “Surviving Corporation” shall have the meaning as set forth in Section 1.1(a).

Tax or Taxes. “Tax” or “Taxes” means any United States federal, state or local, or non-U.S., provincial, net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

Technical Failure. “Technical Failure” shall have the meaning as set forth in Section 1.9(a)(xiii).

Terminating Company Breach.  “Terminating Company Breach” shall have the meaning as set forth in Section 6.1(d).

Terminating Parent Breach.  “Terminating Parent Breach” shall have the meaning as set forth in Section 6.1(e).

Termination Date.  “Termination Date” shall have the meaning as set forth in Section 7.1.

Third-Party Claim.  “Third-Party Claim” shall have the meaning as set forth in Section 7.4.

Third Party Debt.  “Third Party Debt” shall mean with respect to the Acquired Corporations (i) all indebtedness for borrowed money, including any prepayment penalties for such indebtedness to the extent applicable, (ii) all outstanding obligations issued, undertaken or assumed as the deferred purchase price of property or services other than trade accounts or accrued expenses recorded as current liabilities (including commissions payable to sales representatives) arising in the ordinary course of business, (iii) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or cash equivalents), bankers’ acceptances and similar instruments (in each case, whether or not matured), (iv) all obligations evidenced by notes, including promissory notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by a Person, (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vii) the excess, if any, of the amount of any accounts or trade payable of the Acquired Corporations over the budgeted accounts or trade payable amount set forth in the 2011 monthly financial forecast set forth in Part 4.1 of the Disclosure Schedule for the date closest to the Closing Date, provided that Transaction Costs set forth on the Transaction Schedule, the Contingent 2010 Bonuses and the Company Severance Payments shall not be considered accounts payable for purposes of the calculation in this clause, and  (viii) all agreements, undertakings or arrangements by which any Person guarantees, endorses or becomes or is contingently liable for any of the obligations described in foregoing clauses of another Person.

Trade Secrets.  “Trade Secrets” shall have the meaning as set forth in Section 2.7(a)(i).

Trademark Rights.  “Trademark Rights” shall have the meaning as set forth in Section 2.7(a)(vi).

Transaction Costs.  “Transaction Costs” shall have the meaning as set forth in Section 4.15.

Transaction Schedule.  “Transaction Costs Schedule” shall have the meaning as set forth in Section 4.15.

Treasury Regulations.  “Treasury Regulations” shall mean the regulations issued under the Code by the IRS with the approval of the United States Department of the Treasury.

Update Report.  “Update Report” shall have the meaning as set forth in Section 1.9(d).

Voting Agreement.  “Voting Agreement” shall have the meaning as set forth in Section 2.21.

Warrant Consideration.  “Warrant Consideration” shall have the meaning as set forth in Section 1.4(b).

EXHIBIT B

B-1